AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is made and entered into as of this 2nd day of June, 2023, by and among Borrower (defined herein), Guarantors (defined herein) and Lender (defined herein).

W I T N E S S E T H:

WHEREAS, Lender made available to Borrower a revolving line of credit loan (the "Loan") pursuant to that certain Credit Agreement dated December 5, 2018, as amended by that certain First Amendment to Credit Agreement dated February 28, 2019, that certain Joinder, Second Amendment to Credit Agreement and Modification of Other Loan Documents with an effective date of December 31, 2020, that certain Third Amendment to Credit Agreement with an effective date of March 31, 2021, that certain Fourth Amendment to Credit Agreement and Modification of Note and Other Loan Documents with an effective date of November 7, 2022 and that certain Fifth Amendment to Credit Agreement and Modification of Other Loan Documents with an effective date of December 1, 2022 (collectively, the "Prior Credit Agreement"). This Agreement amends and restates the Prior Credit Agreement in its entirety;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower, Guarantors and Lender agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

"Accounts" shall mean "accounts", as defined in Article 9 of the UCC.

"Acquisition" shall mean (a) any Investment by Borrower or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged with Borrower or any of its Subsidiaries or (b) any acquisition by Borrower or any of its Subsidiaries of the assets of any Person (other than a Subsidiary) that constitute all or a substantial portion of the assets of such Person or a division or business unit of such Person.

"Advance" means a disbursement of the proceeds of the Revolving Loan. "Advance Rates" shall have the meaning set forth in the Letter Agreement.

"Affiliate" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

"Agreement" shall have the meaning set forth in the introductory paragraph hereto.

"Anti-Corruption Laws" shall mean all laws, rules, and regulations of any jurisdiction applicable to Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

"Applicable Margin" shall have the meaning set forth in the Letter Agreement.

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"Asset Sale" shall mean the sale, transfer, license, lease or other disposition of any property by Borrower or any Subsidiary, including any sale and leaseback transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale of inventory in the ordinary course of business;

(b)
the sale or disposition for fair market value of obsolete or worn out property or other property not necessary for operations of Borrower and its Subsidiaries disposed of in the ordinary course of business;
(c)
the disposition of property (including the cancellation of Indebtedness permitted by Section 7.1 to Borrower or any Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (d) the disposition of accounts receivable in connection with the collection or compromise thereof; (e) licenses, sublicenses, leases or subleases granted to others in the ordinary course of business or not interfering in any material respect with the business of Borrower or any Subsidiary; and (f) the sale or disposition of Cash Equivalents for fair market value in the ordinary course of business.

"Assignment of Rents" shall mean any Assignment of Leases and Rents that purports to grant to Lender a security interest in the leases and rents of any Loan Party related to any Real Property.

"Authorized Control Level Risk Based Capital Ratio" shall mean the ratio of (x) Total Adjusted Capital to (y) Authorized Control Level Risk Based Capital, in each case as set forth for such fiscal year under the section titled "Five Year Historical Data" in HCPCIC's statutory financial statements for such fiscal year and TypTap's statutory financial statements for such fiscal year, as applicable.

"Availability Period" shall mean the period from the Effective Date to but excluding the Revolving Commitment Termination Date.

"Bank Product" means any of the following products, services or facilities extended to any Loan Party from time to time by Lender or any of Affiliate of Lender or any Person who was Lender or an Affiliate of Lender at the time it provided such products, services or facilities: (a) any services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox services, stop payment services, and other treasury management services; (b) commercial credit card and merchant card services; and (c) other banking products or services as may be requested by any Loan Party, other than Letters of Credit and Rate Contracts.

"Base Rate" means a variable per annum rate, as of any date of determination, equal to the Prime Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Lender may make commercial loans or other loans at rates of interest at, above or below the Base Rate. Any change in the Base Rate shall be effective for purposes of this Agreement on the date of such change without notice to Borrower.

"Base Rate Loans" means Advances that accrue interest by reference to the Base Rate, in accordance with the terms of this Agreement.

"Borrower" shall mean HCI Group, Inc., a Florida corporation.

"Borrowing Base" means, as of the relevant date of determination, the sum of the Advance Rates for all Eligible Collateral, as reasonably determined by Lender.

"Borrowing Base Certificate" shall mean a company prepared Borrowing Base certificate in a form acceptable to Lender, which shall include (a) with respect to security collateral, the eligible

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collateral type, name, CUSIP, current value (face and market) and the eligible value (lower of face and market) and (b) with respect to real estate, the asset name, address, book value, appraised value, debt service coverage, profit and loss before taxes, funds from operations, net operating income, net operating income budget, OCC and cap rate.

"Business Day" means (a) with respect to all notices and determinations, including Interest Payment Dates, in connection with the Tranche Rate, any day that commercial banks in New York, New York are required by law to be open for business and that is a U.S. Government Securities Business Day, which means any day other than a Saturday, Sunday, or day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities and (b) in all other cases, any day on which commercial banks in New York, NY or Cincinnati, Ohio are required by Law to be open for business; provided that, notwithstanding anything to the contrary in this definition of "Business Day", at any time during which a Rate Contract with Lender is then in effect with respect to all or a portion of the Obligations, then the definitions of "Business Day" and "Banking Day", as applicable, pursuant to such Rate Contract shall govern with respect to all applicable notices and determinations in connection with such portion of the Obligations arising under such Rate Contract. Periods of days referred to in the Loan Documents will be counted in calendar days unless Business Days are expressly prescribed.

"Capital" shall mean all interest-bearing Indebtedness plus Shareholders' Equity.

"Capital Expenditures" shall mean for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of Borrower and its Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of Borrower for such period and (b) Capital Lease Obligations incurred by Borrower and its Subsidiaries during such period.

"Capital Lease Obligations" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person, and the amount of such obligations shall be the capitalized amount thereof.

"Capital Stock" shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934).

"Cash Equivalents" shall mean:

(a)
direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one (1) year from the date of acquisition thereof;
(b)
commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody's and in either case maturing within six (6) months from the date of acquisition thereof;

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(c)
certificates of deposit, bankers' acceptances and time deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the Laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)
fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)
mutual funds investing solely in any one or more of the Cash Equivalents described in clauses (a) through (d) above.

"Centerbridge Permitted Refinancing Indebtedness" means unsecured Indebtedness of Borrower or its Subsidiaries incurred from and after the Effective Date in an aggregate amount not to exceed $100,000,000.00 for the sole purpose of refinancing existing Centerbridge Indebtedness; provided, however, that if the existing Centerbridge Indebtedness is partially refinanced, the Centerbridge Permitted Refinancing Indebtedness will be capped at the remaining amount of the Centerbridge Indebtedness or $20,000,000.00, whichever is higher.

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

"Collateral" shall mean a collective reference to all real and personal property with respect to which Liens in favor of Lender are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

"Collateral Documents" shall mean a collective reference to the Security Agreement, any Mortgage, any Assignment of Rents, each deposit account control agreement or securities account control agreement in a form acceptable to Lender and any other security documents executed and delivered by any Loan Party pursuant to this Agreement.

"Commodity Exchange Act" shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Compliance Certificate" shall mean a certificate from the principal executive officer or the principal financial officer of Borrower in a form acceptable to Lender.

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"Conforming Changes" means, with respect to the use, administration of, or any conventions associated with the Tranche Rate or any proposed Successor Rate, as applicable, any changes to the terms of this Agreement related to the timing, frequency, and methodology of determining rates and making payments of interest, including changes to the definition of Business Day, lookback periods or observation shift, prepayments, and borrowing, conversion, or continuation notices, and other technical, administrative, or operational matters, as may be appropriate, in the discretion of Lender, to reflect the adoption and implementation of such applicable rate and to permit the administration thereof by Lender in an operationally feasible manner and, to the extent feasible, consistent with market practice.

"Consolidated Assumed Management Fees" shall mean the management fees due under any Management Agreement.

"Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

"Control" shall mean the power, directly or indirectly, either to (a) vote five percent (5%) or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (b) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise. The terms "Controlling", "Controlled by", and "under common Control with" have the meanings correlative thereto.

"Daily Simple SOFR" means a rate based on SOFR with interest accruing on a simple daily basis in arrears with a methodology and conventions selected by Lender.

"Debt-To-Capital Ratio" shall mean total Indebtedness divided by total Capital.

"Debtor Relief Laws" shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

"Default" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Default Rate" shall have the meaning given such term in Section 2.5(c).

"Disqualified Capital Stock" shall mean Capital Stock that by its terms (or by the terms of any security into which they are convertible or for which they are exchangeable) (a) require the payment of any cash dividends (other than dividends payable solely in shares of Qualified Capital Stock or, in the case of any pass through entity, in respect of taxes), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation, on a fixed date or otherwise, prior to the date that is ninety-one (91) days after the Revolving Commitment Termination Date or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness other than Indebtedness otherwise permitted under Section 7.1.

"Dollar(s)" and the sign "$" shall mean lawful money of the United States of America.

"EBITDA" shall mean, on a consolidated basis, the amount of Borrower's earnings before interest, taxes, depreciation and amortization expense for the measurement period.

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"Effective Date" shall mean the date hereof.

"Eligible Collateral" means Collateral reviewed and approved by Lender and meeting Lender's requirements under this Agreement. Eligible Collateral may include (i) securities issued by the U.S. Treasury and U.S. Government Agencies, (ii) corporate bonds, (iii) state, municipal and political sub, (iv) equity securities, (v) Unencumbered Real Estate, (vi) Encumbered Real Estate and (vii) Unimproved Raw Land. To be included in Eligible Collateral, (a) security collateral shall be restricted to publicly listed security instruments trading on a major exchange with a valid CUSIP, (b) Borrower shall have delivered Encumbered Real Property Security Documents with respect to any Encumbered Real Property, and (c) Borrower shall have delivered Real Property Security Documents with respect to any Unencumbered Real Property.

"Eligible Swap Counterparty" means Lender and any Affiliate of Lender that at any time it occupies such role or capacity (whether or not it remains in such capacity) enters into a Rate Contract permitted hereunder with Borrower or any Subsidiary of Borrower.

"Encumbered Real Estate" means any fee or leasehold interest of Borrower or a Subsidiary of Borrower in real property that is encumbered by a Lien in favor of a Party other than Lender.

"Encumbered Real Property Security Documents" shall mean:

(a)
a fully executed and notarized Non-Taxable Agreement Not to Encumber encumbering the fee or leasehold interest of such Loan Party in such real property;
(b)
if requested by Lender in its reasonable discretion, a current ALTA survey and a surveyor's certificate, in form and substance satisfactory to Lender, certified to Lender and to the title company that issues the title report required in subsection (c) hereof with respect thereto by a licensed professional surveyor reasonably satisfactory to Lender;
(c)
an Ownership and Encumbrances Report or other title search acceptable to Lender;
(d)
"life of loan" flood determination certificates evidencing (i) whether such real property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (ii) if such real property is a Flood Hazard Property, (A) whether the community in which such real property is located is participating in the National Flood Insurance Program, (B) the applicable Loan Party's written acknowledgment of receipt of written notification from Lender (1) as to the fact that such real property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of flood insurance policies under the National Flood Insurance Program (or private insurance endorsed to cause such private insurance to be fully compliant with the federal law as regards private placement insurance applicable to the National Flood Insurance Program, with financially sound and reputable insurance companies not Affiliates of Borrower) or certificates of insurance of Borrower and its Subsidiaries evidencing such flood insurance coverage in such amounts and with such deductibles as Lender may request and naming Lender and its successors and/or assigns as sole loss payee;
(d)
if requested by Lender, (i) environmental questionnaires or (ii) Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-05, and applicable state requirements, on all of the owned real property, dated

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no more than six (6) months prior to the Effective Date (or date of the applicable Mortgage if provided post-closing), prepared by environmental engineers satisfactory to Lender, all in form and substance satisfactory to Lender, and such environmental review and audit reports, including Phase II reports, with respect to the real property of any Loan Party as Lender shall have requested, in each case together with letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Lender, authorizing Lender to rely on such reports, and Lender shall be satisfied with the contents of all such environmental questionnaires or reports;

(f)
if the owner of the Encumbered Real Estate is not a Guarantor, such Subsidiary shall become an additional Guarantor by executing and delivering to Lender a Guarantor Joinder Agreement in form and substance reasonably satisfactory to Lender, accompanied by (i) all other Loan Documents related thereto, and (ii) certified copies of Organization Documents, appropriate authorizing resolutions of such Subsidiaries, and, if required by Lender, opinions of counsel acceptable to Lender and such other documents as Lender may reasonably request; and
(g)
Any other information, documentation or other materials requested by Lender.

"Environmental Indemnity" shall mean each environmental indemnity made by a Loan Party with real property required to be pledged as Collateral in favor of Lender, in each case in form and substance satisfactory to Lender.

"Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

"Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

"Event of Default" shall have the meaning set forth in Article VIII.

"Excluded Swap Obligation" means any Swap Obligation that arises from any guaranty or collateral pledge with respect to the Obligations that becomes impermissible under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time a Guaranty Agreement becomes effective with respect to such related Swap Obligation or, as to Borrower, as of the date of the Security Agreement.

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"Fees" means any and all fees payable to Lender pursuant to this Agreement or any of the other Loan Documents.

"Fifth Third" means Fifth Third Bank, National Association.

"Fifth Third Lease Obligations" means any and all liabilities, obligations and other Indebtedness of any Loan Party owed to Fifth Third, Fifth Third Equipment Finance Company, or any other Affiliate of Fifth Third Bancorp of every kind and description, whether now existing or hereafter arising, including those owed by any Loan Party to others and acquired by Fifth Third or any Affiliate of Fifth Third Bancorp, by purchase, assignment or otherwise, whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, related or unrelated, and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in each case arising out of, pursuant to, in connection with or under any lease or other transfer of the right to possession and use of goods for a term in return for consideration.

"Fiscal Quarter" shall mean any fiscal quarter of Borrower.
"Fiscal Year" shall mean any fiscal year of Borrower.

"GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.

"Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

"Guarantor Joinder Agreement" shall mean a joinder agreement in a form acceptable to Lender executed and delivered by a Subsidiary in accordance with the provisions of Section 5.10.

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"Guarantors" shall mean, collectively, (a) each Subsidiary identified as a "Guarantor" on the signature pages hereto, and (b) each Person that joins as a Guarantor pursuant to Section 5.10 or otherwise.

"Guaranty" shall mean the Guaranty made by the Guarantors in favor of Lender pursuant to Article IX.

"Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"HCPCIC" means Homeowners Choice Property & Casualty Company, Inc., a Florida corporation.

"Hostile Acquisition" shall mean the Acquisition of the Capital Stock of a Person through a tender offer or similar solicitation of the owners of such Capital Stock which has not been approved (prior to such Acquisition) by resolutions of the Board of Directors of such Person (or by similar action if such Person is not a corporation) or if such approval has been withdrawn.

"Indebtedness" of any Person shall mean, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business, (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Capital Stock of such Person, (h) Off-Balance Sheet Liabilities, (i) all Guarantees of such Person of the type of Indebtedness described in clauses (a) through (i) above and (j) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of this Agreement, the obligations of Borrower in connection with the Parent Guaranty shall be included as Indebtedness of Borrower.

"Index Floor" has the meaning given to such term in the definition of "Tranche Rate."

"Interest Payment Date" means, all as determined by Lender in accordance with the Loan Documents and Lender's loan systems and procedures periodically in effect (and subject to the terms of any BillPayer Service, as applicable), the first Business Day after the end of each December, March, June and September; provided that, in addition to the foregoing, each of (x) the date upon which the Revolving Loan Commitment has been terminated and the Advances have been paid in full and (y) the Revolving Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under this Agreement.

"Interest Period" means, with respect to any Tranche Rate Loan, a period commencing on the date of such Tranche Rate Loan and ending on the numerically corresponding day in the calendar month that is one or three months thereafter, as designated by Borrower to Lender from time to time in a Notice of Borrowing or Notice of Conversion or as otherwise set pursuant to the terms of this Agreement, as

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applicable, determined by Lender in accordance with this Agreement and Lender's loan systems and procedures periodically in effect, including in accordance with the following terms and conditions, as applicable:

(a)
in the case of immediately successive Interest Periods with respect to a continued Tranche Rate Loan, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires, with interest for such day to be calculated based upon the interest rate in effect for the new Interest Period;
(b)
if an Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided that, if the next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day; and
(c)
if any Interest Period begins on a Business Day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then the Interest Period shall end on the last Business Day of the calendar month ending at the end of such Interest Period.

"Investments" shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) purchase or other acquisition of any Capital Stock of another Person, (b) a loan, advance, other evidence of indebtedness or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other indebtedness or equity participation or interest in, another Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

"IRS" shall mean the United States Internal Revenue Service.

"Laws" or "Law" shall mean, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"Lender" shall mean Fifth Third Bank, National Association, and its successors and assigns.

"Letter Agreement" shall mean that certain Amended and Restated Letter Agreement between Borrower and Lender dated as of the Effective Date.

"Letters of Credit" means commercial or standby letters of credit issued for the account of Borrower by Lender.

"Lien" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

"Loan Documents" shall mean, collectively, this Agreement, the Collateral Documents, the Management Fee Subordination Agreements, all Borrowing Base Certificates, all Compliance

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Certificates, all UCC Financing Statements, all stock powers and similar instruments of transfer, the Note, including, without limitation, any Rate Management Agreement, together with all amendments, restatements, supplements and modifications thereof and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

"Loan Expenses" means (a) without limitation, any points, loan fees, service charges, commitment fees or other fees due to Lender in connection with the Loan; (b) all amounts due under any Rate Management Agreement; (c) all title examination, survey, escrow, filing, search, recording and registration fees and charges; (d) all reasonable fees and disbursements of architects, engineers and consultants engaged by Borrower and Lender; (e) all documentary stamp and other taxes and charges imposed by law on the issuance or recording of any of the Loan Documents; (f) all Collateral appraisal fees; (g) all title, casualty, liability, payment, performance or other insurance premiums; (h) all fees and disbursements of legal counsel engaged by Lender in connection with the Loan, including, without limitation, counsel engaged in connection with the enforcement, negotiation, preparation or administration of this Agreement or any of the Loan Documents; and (i) any costs or expenses required to be paid by Borrower under this Agreement, the Security Agreement or any Loan Document after the occurrence of an Event of Default.

"Loan Parties" shall mean, collectively, Borrower and each Guarantor.

"Management Agreement" shall mean any agreement made by (or on behalf of) any Loan Party with respect to any payment of fees for administrative services, management or consulting to an Affiliate or non-affiliated third party.

"Management Fees" shall have the meaning set forth in Section 5.14.

"Management Fee Subordination Agreement" shall mean each management fee subordination agreement entered into by the Person acting as manager or administrative services provider under any Management Agreement.

"Material Adverse Effect" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (a) the business, results of operations, financial condition, assets, liabilities or prospects of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower or any Guarantor to perform any of its respective obligations under the Loan Documents, (c) the rights and remedies of Lender under any of the Loan Documents or (d) the legality, validity or enforceability of any of the Loan Documents.

"Material Indebtedness" shall mean any Indebtedness (other than the Revolving Loan) of Borrower or any of its Subsidiaries, individually or in an aggregate, with a committed or outstanding principal amount exceeding $250,000.

"Moody's" shall mean Moody's Investors Service, Inc.

"Mortgaged Property" shall mean any real property that is owned or leased by a Loan Party and is subject to a Mortgage.

4891-8586-8126.7

"Mortgages" shall mean the mortgages, deeds of trust or deeds to secure debt that purport to grant to Lender a security interest in the fee interests and/or leasehold interests of any Loan Party in any real property.

"Net Cash Proceeds" shall mean the aggregate cash or Cash Equivalents proceeds received by Borrower or any Subsidiary in respect of any Asset Sale, Recovery Event or any issuance of Indebtedness or equity securities net of (a) direct costs incurred in connection therewith (including legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Asset Sale or any Recovery Event, the amount necessary to retire any Indebtedness secured by a Lien permitted by Section 7.2 (ranking senior to any Lien of Lender) on the related property.

"Non-Taxable Agreement Not to Encumber" shall mean any Non-Taxable Agreement Not to Encumber in a form approved by Lender executed by any Loan Party with respect to Encumbered Real Estate owned by such Loan Party and to be recorded in the Public Records of the county in which the Encumbered Real Estate is located.

"Note" shall mean that certain Renewed, Amended and Restated Revolving Credit Promissory Note dated of even date herewith from Borrower in favor of Lender in the amount of $50,000,000.00.

"Notice of Borrowing" shall mean a notice of borrowing with respect to any Advance hereunder, which notice shall be in form and substance, and delivered by Borrower to Lender in a manner, acceptable to Lender in its sole discretion.

"Notice of Conversion" shall mean a notice of conversion with respect to any Advance hereunder, which notice shall be in form and substance, and delivered by Borrower to Lender in a manner, acceptable to Lender in its sole discretion.

"Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Loan Party to Lender, or any Affiliate of Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether direct or indirect (including acquired by assignment), related or unrelated, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, and whether or not evidenced by any note, agreement, letter of credit agreement or other instrument. The term "Obligations" includes all principal, interest, Fees, expenses, reasonable attorneys' fees and any other sum chargeable to any Loan Party under, or arising out of, this Agreement, the Note, any of the other Loan Documents or any agreement entered into in respect of Bank Products, all Fifth Third Lease Obligations, and all Rate Contract Obligations (including all amounts that accrue after the commencement of any case or proceeding by or against any Loan Party in bankruptcy, whether or not allowed in such case or proceeding). Notwithstanding the foregoing, "Obligations" of a Guarantor shall not include Excluded Swap Obligations with respect to such Guarantor.

"OFAC" shall mean the U.S. Department of the Treasury's Office of Foreign Assets Control.

"Off-Balance Sheet Liabilities" of any Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (c) any Synthetic Lease Obligation or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

4891-8586-8126.7

"Organization Documents" shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

"OSHA" shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

"Parent Guaranty" means that certain Parent Guaranty Agreement dated February 26, 2021 by and between Borrower and CB Snowbird Holdings, L.P., a Delaware limited partnership, whereby Borrower guaranteed certain obligations of TypTap.

"Permitted Encumbrances" shall mean:

(a)
Liens imposed by Law for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;
(b)
statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by Law in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;
(c)
pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security Laws or regulations;
(d)
deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)
judgment and attachment liens not giving rise to a Default or an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;
(f)
customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business; and
(g)
easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by Law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of Borrower and its Subsidiaries taken as a whole;

4891-8586-8126.7

provided, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

"Permitted Tax Distributions" shall mean cash distributions made by Borrower (with respect to any period for which Borrower is an entity disregarded as separate from its owner for federal income tax purposes, and its direct or indirect owner is a pass-through entity for federal income tax purposes) to the holders of its Capital Stock to solely provide such holders (or their direct or indirect owners) with funds sufficient to pay, at the highest marginal tax rate applicable for any holder, any federal, state or local income taxes for the current period as a result of the items of income, gain, loss and deduction of such Borrower allocated to such holders (net of all taxable losses allocated to such holders and not previously taken into account pursuant to this sentence and assuming the deductibility of state and local income taxes for federal income tax purposes). Such distributions shall not be made more frequently than quarterly with respect to each taxable year for which an installment of estimated tax is required to be paid by such holders.

"Person" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

"Prime Rate" means, as of any date, the greater of: (a) 3.0% or (b) the rate that Fifth Third publicly announces, publishes or designates from time to time as its index rate or prime rate, or any successor rate thereto, in effect at its principal office. Such rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Fifth Third may make commercial loans or other loans at rates of interest at, above or below its index rate or prime rate.

"Pro Forma Basis" shall mean, for purposes of calculating compliance with respect to any Asset Sale, Recovery Event, Restricted Payment or incurrence of Indebtedness, or any other transaction subject to calculation on a "Pro Forma Basis" as indicated herein, that such transaction shall be deemed to have occurred as of the first day of the period of four (4) Fiscal Quarters most recently ended for which Borrower have delivered financial statements pursuant to Section 5.1(a) or (b).

"Qualified Capital Stock" shall mean any Capital Stock other than Disqualified Capital Stock.

"Rate Contract" means any agreement, device or arrangement providing for payments which are related to fluctuations of commodities, currencies, or interest rates, exchange rates, forward rates, or equity prices, including Dollar denominated or cross currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including any ISDA Master Agreement (including the Existing ISDA), and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

"Rate Contract Obligations" means any and all obligations of a Loan Party to an Eligible Swap Counterparty, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under or in connection with (a) any and all Rate Contracts between a Loan Party and an Eligible Swap Counterparty, and (b) any and all cancellations, buy-backs, reversals, terminations or assignments of any such Rate Contract.

"Rate Management Agreements" means any Rate Contract.

"Rate Management Obligations" means any Rate Contract Obligations.

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"Real Property" means any and all Encumbered Real Estate, Unencumbered Real Estate and Unimproved Raw Land.

"Real Property Security Documents" shall mean:

(a)
a fully executed and notarized Mortgage and a fully executed and notarized Assignment of Rents encumbering the fee or leasehold interest of such Loan Party in such real property;
(b)
a current ALTA survey and a surveyor's certificate, in form and substance satisfactory to Lender, certified to Lender and to the title company that issues the title insurance policies required in subsection (c) hereof with respect thereto by a licensed professional surveyor reasonably satisfactory to Lender;
(c)
an ALTA mortgagee title insurance policies issued by a title insurance company reasonably acceptable to Lender with respect to such real property, assuring Lender that the Mortgage covering such real property creates a valid and enforceable first priority mortgage lien on such real property, free and clear of all defects and encumbrances except Permitted Encumbrances, which title insurance policies shall otherwise be in form and substance satisfactory to Lender and shall include such endorsements as are requested by Lender;
(d)
"life of loan" flood determination certificates evidencing (i) whether such real property is in an area designated by the Federal Emergency Management Agency as a Flood Hazard Property and (ii) if such real property is a Flood Hazard Property, (A) whether the community in which such real property is located is participating in the National Flood Insurance Program, (B) the applicable Loan Party's written acknowledgment of receipt of written notification from Lender (1) as to the fact that such real property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of flood insurance policies under the National Flood Insurance Program (or private insurance endorsed to cause such private insurance to be fully compliant with the federal law as regards private placement insurance applicable to the National Flood Insurance Program, with financially sound and reputable insurance companies not Affiliates of Borrower) or certificates of insurance of Borrower and its Subsidiaries evidencing such flood insurance coverage in such amounts and with such deductibles as Lender may request and naming Lender and its successors and/or assigns as sole loss payee;
(e)
a duly executed Environmental Indemnity with respect thereto;
(f)
if requested by Lender, (i) environmental questionnaires or (ii) Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-05, and applicable state requirements, on all of the owned real property, dated no more than six (6) months prior to the Effective Date (or date of the applicable Mortgage if provided post-closing), prepared by environmental engineers satisfactory to Lender, all in form and substance satisfactory to Lender, and such environmental review and audit reports, including Phase II reports, with respect to the real property of any Loan Party as Lender shall have requested, in each case together with letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Lender, authorizing Lender to rely on such reports, and Lender shall be satisfied with the contents of all such environmental questionnaires or reports;

4891-8586-8126.7

(g)
if requested by Lender, evidence satisfactory to Lender that such real property, and the uses of such real property, are in compliance in all material respects with all applicable zoning Laws (the evidence submitted as to which should include the zoning designation made for such real property, the permitted uses of such real property under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks);
(h)
in the case of a leasehold interest of such Loan Party in such real property, (i) landlord consents from the landlords on such real property as may be required by Lender, which landlord consents shall be in the form and substance satisfactory to Lender and (ii) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance satisfactory to Lender, has been or will be recorded in all places to the extent necessary or desirable, in the judgment of Lender, so as to enable the Mortgage encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Liens permitted by Section 7.2) on such leasehold interest in favor of Lender (or such other Person as may be required or desired under local law);
(i)
an opinion of legal counsel to the Loan Party granting the Mortgage on such real property, addressed to Lender, in form and substance reasonably acceptable to Lender;
(j)
if the owner of the Unencumbered Real Estate or Unimproved Raw Land is not a Guarantor, such Subsidiary shall become an additional Guarantor by executing and delivering to Lender a Guarantor Joinder Agreement in form and substance reasonably satisfactory to Lender, accompanied by (i) all other Loan Documents related thereto, and (ii) certified copies of Organization Documents, appropriate authorizing resolutions of such Subsidiaries, and, if required by Lender, opinions of counsel acceptable to Lender and such other documents as Lender may reasonably request; and
(k)
Any other information, documentation or other materials requested by Lender.

"Recovery Event" shall mean any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of Borrower or any Subsidiary.

"Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

"Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

"Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors, legal counsel, consultants or other representatives of such Person and such Person's Affiliates.

"Release" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

"Responsible Officer" shall mean, with respect to any Person, any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of such Person or such other representative of such Person as may be designated in writing by any one of the foregoing with the consent of Lender; and, with respect to the financial covenants only, the chief financial officer or the treasurer of such Person.

4891-8586-8126.7

"Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock or on account of any return of capital to such Person's stockholders, partners or members (or the equivalent Person thereof).

"Revolving Commitment" shall mean the commitment of Lender to make Advances to Borrower in an aggregate principal amount not exceeding $50,000,000.00, as such commitment may subsequently be increased or decreased pursuant to terms hereof.

"Revolving Commitment Termination Date" shall mean the earliest of (i) December 31, 2024, (ii) the date on which the Revolving Commitment is terminated pursuant to Section 2.3 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

"Revolving Credit Exposure" shall mean, at any time, the outstanding principal amount of Advances.

"Revolving Loan" shall mean the loan made by Lender to Borrower in the amount of the Revolving Commitment. Any reference to the "Loan" in this Agreement or any other Loan Document shall mean the Revolving Loan.

"Revolving Loan Availability" shall have the meaning given such term in Section 2.1.

"S&P" shall mean Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

"Sanctioned Country" shall mean, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions.

"Sanctioned Person" shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

"Sanctions" shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom.

"SEC" shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

"Security Agreement" shall mean, collectively, the Security and Pledge Agreement dated as of December 5, 2018 executed in favor of Lender by each of the Loan Parties and the TD Ameritrade Account Security Agreement.

"Shareholders' Equity" shall mean total assets minus total liabilities.

4891-8586-8126.7

"Social Security Act" shall mean the Social Security Act of 1965 as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case, as in effect from time to time. References of sections of the Social Security Act shall be construed to refer to any successor sections.

"SOFR" means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate published by the Federal Reserve Bank of New York (or a successor administrator) on the administrator's website (or any successor source for the secured overnight financing rate identified as such by the administrator) at approximately 2:30 p.m. (New York City time) on the immediately succeeding Business Day.

"Spread Adjustment" means a mathematical or other adjustment to an alternate benchmark rate selected pursuant to Section 2.6(b) or 2.6(c) of this Agreement and such adjustment may be positive, negative, or zero, subject to the specific Spread Adjustments set forth in Section 2.6(c).

"Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital; (e) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business; and (f) such Person does not intend, in any transaction, to hinder, delay or defraud either present or future creditors or any other person to which such Person is or will become, through such transaction, indebted. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

"Subsidiary" shall mean, with respect to any Person (the "parent"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power, or in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of Borrower.

"Successor Rate" means any successor index rate determined pursuant to Section 2.6(c) from time to time, including any applicable Spread Adjustment.

"Swap Obligation" means any Rate Management Obligation that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.

"Synthetic Lease" shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an "operating lease" by the lessee pursuant to Accounting Standards Codification

4891-8586-8126.7

Sections 840-10 and 840-20, as amended and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

"Synthetic Lease Obligations" shall mean, with respect to any Person, the sum of (a) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (b) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

"Tangible Net Worth" shall mean as of any applicable date, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) total liabilities.

"Taxes" shall mean all present or future taxes, assessments, levies and charges imposed by any public or quasi-public authority having jurisdiction over the Collateral that are or may affect, or become a lien upon, the Collateral, or interest therein, or imposed by any Governmental Authority upon Borrower, any Loan Party or Lender by reason of their respective interests in the Collateral or by reason of any payment, or portion thereof, made to Lender hereunder or pursuant to any Obligation or any of the other Loan Documents, other than taxes which are measured by and imposed upon Lender's general net income.

"TD Ameritrade Account" means the Securities Account (as defined in the TD Ameritrade Account Security Agreement).

"TD Ameritrade Account Security Agreement" means that certain Security Agreement: Securities Account dated as of February 11, 2021 by and between Borrower and Lender.

"Term SOFR" means, with respect to a Tranche Rate Loan for any Interest Period, the forward-looking SOFR rate administered by CME Group, Inc. (or other administrator selected by Lender) and published on the applicable Bloomberg LP screen page (or such other commercially available source providing such quotations as may be selected by Lender), fixed by the administrator thereof two Business Days prior to the commencement of the applicable Interest Period (provided, however, that if Term SOFR is not published for such Business Day, then Term SOFR shall be determined by reference to the immediately preceding Business Day on which such rate is published), rounded upwards, if necessary, to the next 1/8th of 1% and adjusted for reserves if Lender is required to maintain reserves with respect to the relevant Advances, all as determined by Lender in accordance with this Agreement and Lender's loan systems and procedures periodically in effect.

"Trading with the Enemy Act" shall mean the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

"Tranche Rate" means, with respect to any Interest Period, the greater of (a) 0% (the "Index Floor") and (b) Term SOFR relating to quotations for 1 or 3 months, as selected by Borrower in its Notice of Borrowing or Notice of Conversion, or as otherwise set pursuant to the terms of this Agreement, as applicable, in each case plus a 0.10% Spread Adjustment. Each determination by Lender of the Tranche Rate shall be conclusive and binding in the absence of manifest error. Notwithstanding anything to the contrary contained in this Agreement, at any time during which a Rate Contract is then in effect with respect to all or a portion of the Obligations bearing interest based upon the Tranche Rate or any

4891-8586-8126.7

Successor Rate, the provision that rounds up the Tranche Rate to the next 1/8th of 1% shall be disregarded and no longer of any force and effect with respect to such portion of the Obligations that are subject to such Rate Contract.

"Tranche Rate Loans" means any Advances that accrue interest by reference to the Tranche Rate for an Interest Period elected by Borrower in accordance with Section 2.6(a) of this Agreement and the other terms of this Agreement.

"TypTap" means TypTap Insurance Group, Inc., a Florida corporation.

"TypTap Articles" means the Amended and Restated Articles of Incorporation of TypTap Insurance Group, Inc. dated February 26, 2021.

"UCC" shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of Florida (or any other applicable jurisdiction, as the context may require).

"Unencumbered Real Estate" means any fee or leasehold interest of Borrower or a Subsidiary of Borrower in real property that is not encumbered by a Lien (except for a Lien in favor of Lender).

"Unimproved Raw Land" means any fee or leasehold interest of Borrower or a Subsidiary of Borrower in unimproved real property that is not encumbered by a Lien (except for a Lien in favor of Lender).

"United States" or "U.S." shall mean the United States of America.

"U.S. Person" shall mean any Person that is a "United States person" as defined in Section 7701(a)(30) of the Code.

Section 1.2 Accounting Terms and Determination.

(a)
Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of Borrower delivered pursuant to Section 5.1(a); provided, that if Borrower notifies Lender that Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if Lender notifies Borrower that Lender wishes to amend Article VI for such purpose), then Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Borrower and Lender.
(b)
Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at "fair value", as defined therein. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with how such leases were classified and accounted for on the Effective Date for all purposes of this Agreement,

4891-8586-8126.7

notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)
As used herein, unless context requires otherwise, the terms "consolidated basis", "consolidated balance sheet", "consolidated statements" and "consolidated financial statements" shall be a reference to Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.
(d)
Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Article VI (including for purposes of determining the Applicable Margin and any transaction that by the terms of this Agreement requires that any financial covenant contained in Article VI be calculated on a Pro Forma Basis) shall be made on a Pro Forma Basis with respect to any Asset Sale, Recovery Event or Acquisition occurring during such period.

Section 1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (c) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (d) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (e) all references to a specific time shall be construed to refer to the time in the city and state of Lender's principal office, unless otherwise indicated.

Section 1.4 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENT

Section 2.1 General Description of Facility. Subject to and upon the terms and conditions herein set forth, Lender hereby establishes in favor of Borrower the Revolving Loan pursuant to which Lender agrees to make Advances to Borrower in accordance with this Section 2.1 on a revolving basis upon Borrower's request. Subject to the terms and conditions set forth herein, Lender agrees to make Advances to Borrower from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in Lender's Revolving Credit Exposure exceeding the lesser of (i) the Revolving Commitment and (ii) the Borrowing Base (the "Revolving Loan Availability"). During the Availability Period, Borrower shall be entitled to borrow, prepay and reborrow the Revolving Loan in accordance with the terms and conditions of this Agreement and the Note; provided, that Borrower may not borrow or reborrow should there exist a Default or Event of Default and provided further that if the

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Revolving Loan Availability shall at any time be less than zero dollars (such condition being an "Overadvance"), Borrower shall, within three (3) Business Days, without demand or notice, or within one (1) Business Day if demand or notice has been given, reduce the then outstanding principal balance of the Revolving Loan so that such Overadvance shall no longer exist. Any such prepayment shall be applied in accordance with Section 2.1(iii).

(i)
Borrower shall deliver to Lender a Notice of Borrowing with respect to each proposed borrowing of an Advance. Once given, a Notice of Borrowing shall be irrevocable and Borrower shall be bound thereby.
(ii)
Borrower hereby authorizes Lender to make Advances based on telephonic or electronic notices made by any Person which Lender, in good faith, believes to be acting on behalf of Borrower, in accordance with procedures established by or otherwise acceptable to Lender from time to time in its sole discretion (including Lender's confirmation of such notices).
(iii)
So long as no Event of Default has occurred and is continuing, any prepayments made by Borrower pursuant to Section 2.1 shall be applied as follows: first to pay any Overadvances that may be outstanding, and second to prepay the remaining Advances without a corresponding reduction in the Revolving Loan Commitment. If any Event of Default has occurred and is continuing, such amounts shall be applied as provided in Section 8.2. All prepayments made pursuant to Section 2.1 must be accompanied by payment of any Tranche Rate funding breakage costs in accordance with Section 2.6(e).
(iv)
Any prepayment of a Tranche Rate Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 2.6(e). All prepayments of an Advance shall be applied first to that portion of such Advance comprised of Base Rate Loans and then to that portion of such Advance comprised of Tranche Rate Loans, in direct order of Interest Period maturities.

Section 2.2 Funding of Advances. All Advances of the Revolving Loan shall initially be made upon request of Borrower in writing, by crediting the operating account of Borrower maintained with Lender or an Affiliate of Lender. In addition to Advances under the Revolving Loan made according to the preceding sentence, Lender will make Advances under the Revolving Loan via wire transfers or ACH payments so long as Borrower has given Lender written notice, via facsimile transmission, electronic mail or otherwise, no later than 1:00 p.m. Cincinnati, Ohio time on the date Borrower shall request such Advance in the case of wire transfers and any other deadline imposed by Lender from time to time for ACH payments. Each request for an Advance shall: (i) be signed by a Responsible Officer of Borrower; (ii) specify the principal amount requested; (iii) specify the date on which Borrower wants the Advance to be made, and (iv) be accompanied by a Borrowing Base Certificate in the event that the Eligible Collateral included in the Borrowing Base Certificate has changed since the date of the most recent Borrowing Base Certificate submitted to Lender. Advances shall be limited to the Advance Rates, as determined by Lender. The making of each Advance under the Revolving Loan (including the conversion or continuation of a Tranche Rate Loan) will be deemed to be a representation by Borrower that (i) the Advance will not violate the terms of Section 2.1 and (ii) all Eligible Collateral then comprising the Borrowing Base meets all of Lender's criteria for Eligible Collateral.

Section 2.3 Termination of Commitment. Unless previously terminated, the Revolving Commitment shall terminate on the Revolving Commitment Termination Date. Upon at least three (3)

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Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to Lender (which notice shall be irrevocable), Borrower may terminate the Revolving Commitment in whole without penalty. Notwithstanding the foregoing, Borrower shall be responsible for any termination fees, costs and expenses associated with an early termination of any Rate Management Agreement. Any voluntary termination of the Revolving Loan Commitment must be accompanied by payment of any Tranche Rate funding breakage costs in accordance with Section 2.6(e).

Section 2.4 Repayment of Revolving Loan. The outstanding principal amount of the Revolving Loan shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date. For the avoidance of doubt, amounts repaid on the Revolving Loan may be reborrowed subject to the terms of the Note and this Agreement.

Section 2.5 Interest and Applicable Margins; Fees.

(a)
Subject to Sections 2.5(c), 2.5(d) and 2.6, each Advance shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the Tranche Rate or the Base Rate, as the case may be, plus the Applicable Margin. Each determination of an interest rate by Lender shall be conclusive and binding on Borrower in the absence of manifest error. All computations of Fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest charged than if interest were calculated based on a 365-day year. Interest and Fees shall accrue during each period during which interest or such Fees are computed from (and including) the first day thereof to (and including) the last day thereof.
(b)
All as determined by Lender in accordance with the Loan Documents and Lender's loan systems and procedures periodically in effect, interest shall be paid in arrears (i) on each Interest Payment Date and (ii) on the date of each payment or prepayment of Advances on and after the Revolving Commitment Termination Date. Lender may estimate the amount of interest that Borrower will owe on Borrower's periodic statements and Lender may adjust the amount of interest owed on each subsequent statement provided to Borrower to reflect any differential between the estimated amount of interest shown on Borrower's preceding statement and the actual amount of interest determined to have been due by Lender on the preceding Interest Payment Date. Borrower agrees to pay the amount shown due on the Interest Payment Date on each of Borrower's periodic statements on each Interest Payment Date.
(c)
At the election of Lender while any Event of Default exists (or automatically while any Event of Default under Section 9.1(g), 9.1(h) or 9.1(i) exists), interest (after as well as before entry of judgment thereon to the extent permitted by Law) on the Advances shall increase, from and after the date of occurrence of such Event of Default, to a rate per annum which is determined by adding 3.0% per annum to the Applicable Margin then in effect for such Advances (plus the Tranche Rate or the Base Rate, as the case may be) (the "Default Rate"). All such interest shall be payable on demand of Lender.
(d)
Anything herein to the contrary notwithstanding, the obligations of Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Lender would be contrary to the provisions of any Law applicable to Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by Lender, and in such event Borrower shall pay Lender interest at the highest rate permitted by applicable Law ("Maximum Lawful Rate") for such period; provided, that if at any time thereafter the rate of interest payable hereunder is less

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than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Effective Date as otherwise provided in this Agreement.

(e) Fees. In addition to, and without limiting, any other provision of this Agreement or the other Loan Documents, Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason.

Section 2.6 Tranche Rate Provisions.

(a)
Tranche Rate Election. Subject to the provisions of this Agreement, the Advances permitted to be made hereunder shall be Tranche Rate Loans and Borrower may request that outstanding portions of Advances made hereunder be converted to Tranche Rate Loans. Any request with respect to a new Advance will be made by submitting a Notice of Borrowing to Lender. Once given, and except as provided in clauses (b)-(f) below, a Notice of Borrowing shall be irrevocable and Borrower shall be bound thereby. In the case of any conversion of a Base Rate Loan to a Tranche Rate Loan, any conversion of an existing Tranche Rate Loan to a new Tranche Rate Loan with a different Interest Period, or any conversion of a Tranche Rate Loan to a Base Rate Loan, such election must be made pursuant to a Notice of Conversion. In addition to the other provisions of this Agreement, as a condition to any Tranche Rate election hereunder, on or before the date on which the applicable Tranche Rate Loan is to be advanced or converted hereunder, in each case in accordance with Lender's loan policies and procedures periodically in effect, Borrower shall notify Lender of each of the following: (i) the requested amount of such Tranche Rate Loan, (ii) the Interest Period that Borrower has elected to apply to such Tranche Rate Loan, and (iii) the date of the requested advance or conversion. In the absence of a Notice of Conversion submitted to Lender not later than noon Cincinnati, Ohio time (or such later time acceptable to Lender in its sole discretion) on the Business Day on which such Interest Period expires, Borrower will be deemed to have requested that the Tranche Rate Loan then maturing be continued as a Tranche Rate Loan for the same Interest Period commencing on the date on which such expiring Interest Period ends. If Borrower requests a new Advance but fails to submit a Notice of Borrowing as required by this paragraph, and if Borrower would otherwise be entitled to elect a Tranche Rate Loan under the terms of this Agreement, Borrower will be deemed to have elected to have such principal amount bear interest as a Tranche Rate Loan with a Tranche Interest Period of one month, commencing on the date of the advance. Unless otherwise permitted by Lender in its sole discretion: (A) in no event may the last day of any Interest Period exceed the Revolving Commitment Termination Date, and (B) in no event may any new Interest Period commence with respect to any Tranche Rate Loan requested to be converted hereunder prior to the expiration of the applicable Interest Period then in effect with respect to such Tranche Rate Loan.
(b)
Temporary Replacement of the Tranche Rate and Tenor Replacement. In the event, prior to commencement of any Interest Period relating to a Tranche Rate Loan, Lender shall determine either: (i) the Tranche Rate is unavailable, unrepresentative, or unreliable, (ii) the Tranche Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of funding the Tranche Rate Loans for such Interest Period, or (iii) the making or funding of Tranche Rate Loans has become impracticable; then, in any such case, Lender shall promptly provide notice of such determination to Borrower (which shall be conclusive and binding on Borrower absent manifest error), and (A) any request for a Tranche Rate Loan or for a conversion to or continuation of a Tranche Rate Loan shall be automatically withdrawn and shall be deemed

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a request for a Base Rate Loan, (B) each Tranche Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (C) the obligations of Lender to make Tranche Rate Loans shall be suspended until Lender determines that the circumstances giving rise to such suspension no longer exist, in which event Lender shall so notify Borrower.

At any time (including in connection with the implementation of a Successor Rate), Lender may remove any tenor of a Tranche Rate that is unavailable, non-representative, or not in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, in Lender's sole discretion, for Tranche Rate settings; provided however that Lender may reinstate such previously removed tenor for Tranche Rate settings, if Lender determines in its sole discretion that such tenor has become available and representative again.

(c) Tranche Rate Replacement.

(i)
Notwithstanding anything to the contrary herein or in any other Loan Document (and any Rate Contract shall be deemed not to be a "Loan Document" for purposes of this Section 2.5(c)), but without limiting Section 2.6(b) above, if Lender determines (which determination shall be conclusive and binding on Borrower absent manifest error) that any of the circumstances described in Section 2.6(b)(i)-(iii) has occurred and is unlikely to be temporary or the administrator of the Tranche Rate or a Governmental Authority having or purporting to have jurisdiction over Lender has made a public statement identifying a specific date (the "Scheduled Unavailability Date") after which the Tranche Rate will no longer be representative or made available or used for determining the interest rate of loans or otherwise cease or no longer be in compliance or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Benchmarks, and there is no successor administrator satisfactory to Lender, then on a date and time determined by Lender, but no later than the Scheduled Unavailability Date, the Tranche Rate will be replaced hereunder and under any other Loan Document with Daily Simple SOFR.
(ii)
Notwithstanding anything to the contrary herein, if Lender determines that the Successor Rate designated in Section 2.6(c)(i) above is not available or administratively feasible, or if any of the circumstances described in Section 2.6(c)(i) with regard to the Tranche Rate has occurred with respect to a Successor Rate then in effect, Lender may replace the Tranche Rate or any then current Successor Rate in accordance with this Section 2.6(c) with another alternative benchmark rate and a Spread Adjustment, giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities and any recommendations of a relevant Governmental Authority, and which Spread Adjustment or method for calculating such Spread Adjustment shall be published on an information service as selected by Lender from time to time in its reasonable discretion.
(iii)
If the Successor Rate is based on Daily Simple SOFR, interest shall be due and payable on a quarterly basis.
(iv)
Any such alternative benchmark rate and Spread Adjustment shall constitute a Successor Rate hereunder. Any Successor Rate shall become effective on the date set forth in a written notice provided by Lender to Borrower (such date to be five or more Business Days after the date of such notice), and, for the avoidance of doubt, from and after such date (i) all Tranche Rate Loans shall bear interest at the Successor Rate plus the Applicable Margin; and

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(ii) all references herein and in any other Loan Documents to "Tranche Rate" shall mean and refer to the Successor Rate.

(v)
Notwithstanding anything to the contrary herein, if the Successor Rate would be less than the Index Floor, the Successor Rate will be deemed to be the Index Floor for the purposes of this Agreement and the other Loan Documents. Further, if the interest rate to be replaced is rounded upwards to the next 1/8th of 1% under the terms of this Agreement or any Loan Document, the Successor Rate shall also be rounded up to the next 1/8th; provided further that this provision governing rounding shall not apply if Borrower has a Rate Contract in effect with respect to all or part of an Advance.
(vi)
Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, or any other matter related to the Tranche Rate or any Successor Rate, including the selection of such rate, any related Spread Adjustment, or any Conforming Changes, or whether the composition or characteristics of any Successor Rate and Spread Adjustment or Conforming Changes will be similar to, or produce the same value or economic equivalence of, the initial Tranche Rate.
(vii)
Notwithstanding anything to the contrary contained herein, if, after the Effective Date, Borrower enters into a Rate Contract with respect to all or part of a Tranche Rate Loan and the floating interest rate under the Rate Contract is Daily Simple SOFR, Lender may replace the Tranche Rate hereunder with Daily Simple SOFR and a Spread Adjustment without the consent of any other party hereto; provided further that, if subsequent thereto, Lender and Borrower amend such Rate Contract to include, or terminate such Rate Contract and enter into a new Rate Contract with, a floating interest rate thereunder of the original Tranche Rate, then Lender may further replace Daily Simple SOFR hereunder with the original Tranche Rate (and a Spread Adjustment, if applicable) hereunder without the consent of any other party hereto; and, in either such event, (A) such rate shall be a Successor Rate hereunder, and (B) Lender shall provide written notice thereof to Borrower.
(d)
Illegality. Notwithstanding any other provisions hereof, if any Law shall make it unlawful for Lender to make, fund or maintain Tranche Rate Loans, Lender shall promptly give notice of such circumstances to Borrower. In such an event, (i) the commitment of Lender to make Tranche Rate Loans, continue Tranche Rate Loans as Tranche rate Loans or convert Base Rate Loans to Tranche Rate Loans shall be immediately suspended and (ii) all outstanding Tranche Rate Loans shall be converted automatically to Base Rate Loans on the last day of the Interest Period thereof or at such earlier time as may be required by Law.
(e)
Tranche Rate Breakage Fee. Upon (i) any default by Borrower in making any borrowing of, conversion into or conversion of any Tranche Rate Loan following Borrower's delivery to Lender of any applicable Notice of Borrowing or Notice of Conversion or (ii) any payment of a Tranche Rate Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrower shall promptly pay Lender an amount equal to the amount of any losses, expenses and liabilities (including any loss (including interest paid) in connection with the re-employment of such funds) that Lender sustains as a result of such default or such payment.
(f)
Increased Costs. If, after the Effective Date, any Change in Law: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve

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included in the determination of the Tranche Rate pursuant to the provisions of this Agreement), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by Lender, or (ii) shall impose on Lender any other condition affecting its Tranche Rate Loans, any of its notes issued pursuant hereto (if any) or its obligation to make Tranche Rate Loans; and the result of anything described in these clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) Lender of making or maintaining any Tranche Rate Loan, or to reduce the amount of any sum received or receivable by Lender under this Agreement or under any of its notes issued pursuant hereto (if any) with respect thereto, then upon demand by Lender, Borrower shall promptly pay directly to Lender such additional amount as will compensate Lender for such increased cost or such reduction.

(g) Conforming Changes. In connection with the use, implementation, or administration of the Tranche Rate, including any temporary or permanent replacement for the Tranche Rate, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Lender will promptly notify Borrower of the effectiveness of any Conforming Changes in connection with the use, implementation, or administration of the Tranche Rate, or any temporary or permanent replacement of the Tranche Rate.

Section 2.7 Releases. Borrower may request a release of Real Property from the Collateral so long as (a) no Default or Event of Default exists immediately before or immediately after giving effect thereto and (b) Borrower submits a Borrowing Base Certificate to Lender reflecting that after such release, the Revolving Loan will be in compliance with Section 2.1 of this Agreement and, to the extent necessary, Borrower shall reduce the then outstanding principal balance of the Revolving Loan so that no Overadvance exists after such release. In connection with the release of any Real Property from the Collateral, Lender shall take such action, and execute and deliver all such instruments of release and agreements, as may reasonably be requested by Borrower, all at Borrower's sole cost and expense.

Section 2.8 Appraisals.

(a)
In the event that (i) Borrower requests a release under Section 2.7 hereof, (ii) the occurrence of a Material Adverse Effect or a material adverse change in the value of any facilities of any Loan Party or the market conditions or (iii) an Event of Default has occurred and is continuing, then Lender may, in its discretion, select and engage an appraiser to perform appraisals or updates thereof of the Collateral on a basis satisfactory to Lender, with such appraisals and updates to include, without limitation, information required by applicable law and regulations.
(b)
If, in order for Lender to comply with applicable laws (including without limitation any requirement of any Governmental Authority with regulatory authority of Lender) a new or updated appraisal with respect to any Collateral is required, Lender shall notify Borrower of the need for such new or updated appraisal, and Lender promptly shall select and engage an appraiser to perform appraisals and updates thereof of the Collateral on a basis satisfactory to Lender that also satisfies the requirements of such applicable laws or requirement.
(c)
Any appraisals obtained by Lender in accordance with this Agreement shall be at the sole cost and expense of Borrower.

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ARTICLE III

CONDITIONS PRECEDENT TO LOAN

Section 3.1 Conditions To Effectiveness. This Agreement and the obligations of Lender to make Advances hereunder shall be effective upon satisfaction of the following conditions precedent in each case in form and substance satisfactory to Lender:

(a) Loan Documents. Receipt by Lender of a counterpart of this Agreement and the other Loan Documents signed by or on behalf of each party hereto or thereto or written evidence satisfactory to Lender (which may include telecopy transmission of such signed signature page) that such party has signed a counterpart of this Agreement and the other Loan Documents to which such party is a party.

(b) Organization Documents; Resolutions and Certificates. Receipt by Lender of:

(i)
a certificate of the manager, secretary or assistant secretary of each Loan Party, attaching and certifying copies of such Loan Party's Organization Documents and resolutions of its board of directors (or equivalent governing body), authorizing the execution, delivery and performance of the Loan Party to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party; and
(ii)
certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party.

(c) Required Consents and Approvals. The Loan Parties shall have received all consents (including Hart-Scott-Rodino clearance and other necessary governmental consents, if applicable), approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any applicable Law, the Organization Documents of any Loan Party or by any Contractual Obligation of any Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding the Loan Documents or any other transaction being financed with the proceeds thereof shall be ongoing.

(d) Insurance. If required by Lender, receipt by Lender of certificates of insurance issued on behalf of insurers of Borrower and its Subsidiaries, describing in reasonable detail the types and amounts of insurance (property and liability) maintained by Borrower and its Subsidiaries, and endorsements naming Lender as additional insured on liability policies and lender's loss payee on property and casualty policies.

(e) Refinancing of Existing Indebtedness. Receipt by Lender of copies of duly executed payoff letters in form and substance satisfactory to Lender, executed by each of Borrower's existing lenders or the agent thereof, together with (i) evidence of payment in full of such Indebtedness, (ii) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Lender, releasing all liens of any existing lenders or agent upon any of the personal

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property of Borrower and its Subsidiaries, (iii) cancellations and releases, in form and substance satisfactory to Lender, releasing all liens of any existing lenders or agent under such Indebtedness upon any of the real property of Borrower and its Subsidiaries, and (iv) any other releases, terminations or other documents reasonably required by Lender to evidence the payoff of Indebtedness.

(f)
Patriot Act; Anti-Money Laundering Laws. The provision by the Loan Parties of all documentation and other information that Lender requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act.
(g)
Management Fee Subordination Agreements. Receipt by Lender of a fully executed Management Fee Subordination Agreement with respect to all Management Fees existing as of the Effective Date.
(h)
Financial Information. Receipt by Lender of all such financial information as Lender may request.
(i)
Intentionally Deleted.
(j)
Organizational Chart. Receipt by Lender of a reasonably detailed organizational chart of the Loan Parties as of the Effective Date.
(k)
Fees and Expenses. Receipt by Lender of all Loan Expenses.

Section 3.2 Each Advance. The obligation of Lender to make any Advance or convert or continue any Advance as a Tranche Rate Loan is subject to the satisfaction of the following conditions:

(a)
No Default. At the time of and immediately after giving effect to such Advance, no Default or Event of Default shall exist.
(b)
Representations and Warranties. At the time of and immediately after giving effect to such Advance, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
(c)
Unencumbered Real Estate Collateral. Receipt by Lender of Real Property Security Documents for the Unencumbered Real Estate and Unimproved Raw Land being added to the Collateral, together with evidence that upon filing of a Mortgage, Lender shall have a valid, first priority security interest in the real property and improvements associated with such Unencumbered Real Estate and Unimproved Raw Land.
(d)
Encumbered Real Estate Collateral. Receipt by Lender of Encumbered Real Property Security Documents for the Encumbered Real Estate being added to the Collateral.
(e)
Real Property Related Deliverables. With respect to any Real Property being added to the Collateral, receipt by Lender of each of the following: (i) a copy of the certificate of occupancy for each building comprising such Real Property, and (ii) appraisals of the real property and improvements associated with such Real Property, which shall be in form and

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substance reasonably satisfactory to Lender and completed by auditors and/or appraisers selected by Lender.

(f) Personal Property Collateral.

(i)
Searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party;
(ii)
Uniform Commercial Code financing statements for each appropriate jurisdiction as is necessary, in Lender's reasonable discretion, to perfect Lender's security interest in the Collateral;
(iii)
All certificates evidencing any certificated Capital Stock pledged to Lender pursuant to the Security Agreement or any other pledge agreement, together with duly executed in blank, undated stock powers attached thereto;
(iv)
If required by Lender, searches of ownership of, and Liens on, United States registered intellectual property owned by each Loan Party in the appropriate governmental offices;
(v)
If required by Lender, duly executed notices of grant of security interest in the form required by any security agreement as are necessary, in Lender's reasonable discretion, to perfect Lender's security interest in the United States registered intellectual property owned by the Loan parties (if and to the extent perfection may be achieved in the United States Patent and Trademark Office or the United States Copyright Office by such filings);
(vi)
With respect to any securities being added to the Collateral, receipt by Lender of a securities account control agreement in a form acceptable to Lender; and
(vii)
Any other instruments, documents or agreements Lender may reasonably require for the purpose of confirming and perfecting Lender's security interest in all or any portion of the Collateral.

(g) Loan to Value Requirements. Receipt by Lender of a certificate of a Responsible

Officer of Borrower certifying after giving effect to each requested Advance, such amount does not exceed the Revolving Loan Availability.

(h) Insurance. Receipt by Lender of evidence of insurance covering the Collateral satisfactory to Lender.

Each Advance (including the conversion or continuance of any Advance as a Tranche Rate Loan) shall be deemed to constitute a representation and warranty by Borrower on the date thereof as to the matters specified in clauses (a) and (b) of this Section 3.2.

Section 3.3 Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to Lender and shall be in form and substance satisfactory in all respects to Lender.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to Lender as follows:

Section 4.1 Existence; Power. Borrower and each of its Subsidiaries (a) is duly organized,

validly existing and in good standing as a corporation, partnership or limited liability company under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted, and (c) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2 Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action. This Agreement has been duly executed and delivered by each Loan Party, and constitutes, and each other Loan Document to which any Loan Party is party, when executed and delivered by such Loan Party, will constitute a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party thereto, in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

Section 4.3 Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of this Agreement and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except (i) those as have been obtained or made and are in full force and effect and (ii) filings necessary to perfect and maintain the perfection of the Liens created by the Collateral Documents, (b) will not violate the Organization Documents of any Loan Party or any Law applicable to Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding on Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

Section 4.4 Financial Statements. The financial statements delivered pursuant to Section 5.1 have been prepared in accordance with GAAP and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates thereof and for the periods covered thereby. Since the Effective Date, there have been no changes with respect to Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

Section 4.5 Litigation and Environmental Matters.

(a) No litigation, investigation or proceeding of or before any arbitrators or

Governmental Authorities is pending against or, to Borrower's knowledge, threatened against or affecting Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the

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aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

(b) Neither Borrower nor any of its Subsidiaries (i) has failed to comply with any

Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 4.6 Compliance with Laws and Agreements. Borrower and its Subsidiaries are in

compliance with (i) all Laws and all judgments, decrees and orders of any Governmental Authority, and (ii) all indentures, agreements or other instruments binding upon it or its properties, in each case except where non-compliance, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No officer or other member of management of Borrower or any Subsidiary who may reasonably be expected to have individual culpability for matters under investigation by any Governmental Authority continues to be employed by Borrower or any Subsidiary unless such officer or other member of management has been either suspended or removed from positions of responsibility related to those activities under challenge by the Governmental Authority promptly after discovery of such actual or potential culpability.

Section 4.7 No Default.

(a)
None of Borrower or any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.
(b)
No Default has occurred and is continuing.

Section 4.8 Investment Company Act, Etc. None of the Loan Parties is (a) an "investment company" or is "controlled" by an "investment company", as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from or registration or filing with, any Governmental Authority in connection therewith.

Section 4.9 Taxes. Borrower and its Subsidiaries and each other Person for whose taxes

Borrower or any Subsidiary could become liable have timely filed or caused to be filed all federal, state and other material tax returns required to be filed by them, and have paid all federal, state and other material taxes, assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 4.10 Margin Regulations. None of the proceeds of any of the Loan will be used, directly or indirectly, for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of the Regulation T, U or X. None of Borrower or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock."

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Section 4.11 ERISA. Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA. The assets of Borrower do not and will not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Sec. 2510.3-101. Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA. Transactions by or with Borrower are not and will not be subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including but not limited to the exercise by Lender of any of its rights under the Loan Documents. Neither Borrower, nor any member of a "controlled group of corporations" (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multiemployer pension plan" (within the meaning of Section 3(37)(A) of ERISA).

Section 4.12 Ownership of Property; Insurance.

(a)
Each of Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, in each case free and clear of Liens not permitted by this Agreement. All leases that individually or in the aggregate are material to the business or operations of Borrower and its Subsidiaries are valid and subsisting and are in full force.
(b)
Each of Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by Borrower and its Subsidiaries does not infringe in any material respect on the rights of any other Person.
(c)
The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or any applicable Subsidiary operates.

Section 4.13 Disclosure. Each Loan Party has disclosed to Lender all agreements, instruments, and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports (including without limitation all reports that any Loan Party is required to file with the SEC), financial statements, certificates or other information furnished by or on behalf of any Loan Party to Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

Section 4.14 Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against Borrower or any of its Subsidiaries, or, to Borrower's knowledge, threatened against or affecting Borrower or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against Borrower or any of its Subsidiaries, or to the knowledge of a Responsible Officer of Borrower, threatened against any of them before any Governmental Authority. All payments due from Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining

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agreement have been paid or accrued as a liability on the books of Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.15 Subsidiaries. The organizational chart of the Borrower included in Schedule 4.15 sets forth the name of, the ownership interest of each Loan Party in, the jurisdiction of incorporation or organization of, and the type of, each Subsidiary, in each case as of the Effective Date.

Section 4.16 Solvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Revolving Loan under this Agreement, Borrower is Solvent and the Loan Parties are Solvent on a consolidated basis.

Section 4.17 Business Locations; Taxpayer Identification Number. Set forth on Schedule 4.17-1 is a list of all real property located in the United States that is owned or leased by any Loan Party as of the Effective Date (identifying whether such real property is owned or leased and which Loan Party owns or leases such real property). Set forth on Schedule 4.17-2 is the chief executive office, U.S. tax payer identification number and organizational identification number of each Loan Party as of the Effective Date. The exact legal name and state of organization of each Loan Party as of the Effective Date is as set forth on the signature pages hereto. No Loan Party has during the five (5) years preceding the Effective Date (a) changed its legal name, (b) changed its state of formation, or (c) been party to a merger, consolidation or other change in structure.

Section 4.18 Intentionally Deleted.

Section 4.19 Anti-Corruption Laws and Sanctions. Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective directors, officers and employees and to the knowledge of Borrower its agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of Borrower, any agent of Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Advance, use of proceeds or other transactions will violate Anti-Corruption Laws or applicable Sanctions.

Section 4.20 Perfection of Security Interests in the Collateral. The Collateral Documents create valid security interests in, and Liens on, the property described in and subject to the lien-granting provisions of the Collateral Documents, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Liens permitted under this Agreement.

Section 4.21 Licensing and Accreditation. Borrower and each of its Subsidiaries has obtained and maintains, and each of their respective employees and contractors required to be licensed have obtained and maintains, and each of their respective employees and contractors required to be licensed have obtained and maintains, in good standing all required licenses, permits, authorizations, registrations and approvals of each Governmental Authority necessary to the conduct of its business.

Section 4.22 No Other Broker's Fees. None of the Loan Parties owes to any Person other than Lender and its affiliates, or otherwise has any obligation in respect of any finder's fees, broker's fees, investment banker's fees or other similar fees in connection with the transactions contemplated in this Agreement and the other Loan Documents.

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ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that so long as the Revolving Loan Commitment has not expired or been terminated or any Obligation remains unpaid or outstanding, such Loan Party shall and shall cause each Subsidiary to:

Section 5.1 Financial Statements and Other Information. Deliver to Lender, in form and substance reasonably acceptable to Lender:

(a)
as soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2023, a copy of the audited financial statements for such Fiscal Year for Borrower and its Subsidiaries, containing a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated and consolidating statements of income or operations, changes in stockholders' equity and cash flows (together with all footnotes thereto) of Borrower and its Subsidiaries for such Fiscal Year, which must include a year-end liquidity analysis of Borrower, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and audited by independent certified public accounts reasonably acceptable to Lender (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such review) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of Borrower and its Subsidiaries for such Fiscal Year on a consolidated and consolidating basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;
(b)
as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, an unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated and consolidating statements of income or operations, changes in stockholders' equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous Fiscal Year, which must include a liquidity analysis of Borrower, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Borrower as presenting fairly the financial condition, results of operations, stockholders' equity and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and, in the case of such consolidating statements, certified by the chief executive officer, chief financial officer, treasurer or controller of Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Borrower and its Subsidiaries;
(c)
concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a Compliance Certificate signed by the principal executive officer or the principal financial officer of Borrower (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants set forth in Article VI, (iii) certifying that as of the date thereof, all representations and

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warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (iv) stating whether any change in GAAP or the application thereof has occurred since the Effective Date, and if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate, (v) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to Lender on the Effective Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be, and (vi) including an account statement for the TD Ameritrade Account;

(d)
within forty-five (45) days after the end of each calendar quarter, a Borrowing Base Certificate and any related documents required by Lender;
(e)
within ten (10) days after the required filing date, copies of any annual and quarterly statutory statements required to be filed with an insurance regulatory authority by HCPCIC or TypTap; and
(f)
promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of Borrower or any Subsidiary as Lender may reasonably request.

If at any time Borrower is required to file periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, Borrower may satisfy its obligation to deliver the financial statements referred to in clauses (a) and (b) above by delivering such financial statements by electronic mail to such e-mail addresses as Lender shall have provided to Borrower from time to time.

Section 5.2 Notices of Material Events. Furnish to Lender prompt written notice of the following:

(a)
the occurrence of any Default or Event of Default;
(b)
the filing or commencement of, or any material development in, any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of Borrower, affecting Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)
the occurrence of any event or any other development by which Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(d)
the occurrence of any default or event of default, or the receipt by Borrower or any of its Subsidiaries of any written notice of an alleged default or event of default, with respect to any Indebtedness of Borrower or any of its Subsidiaries;
(e)
any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

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(f) promptly and in any event at least thirty (30) days prior thereto, notice of any change (i) in any Loan Party's legal name, (ii) in any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or legal structure, (iv) in any Loan Party's federal taxpayer identification number or organizational number or (v) in any Loan Party's jurisdiction of organization.

Each notice delivered under this Section 5.2 shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.3 Existence; Conduct of Business.

(a)
Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided, that nothing in this Section 5.3 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3; and
(b)
Engage in the business of the type conducted by Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

Section 5.4 Compliance with Laws, Etc. (a) Maintain their respective business operations and property owned or used in connection therewith in compliance with all applicable Laws, regulations, rules, guidelines, ordinances, decrees, orders and other requirements of Law, and (ii) all material licenses, accreditations, franchises, indentures, deeds of trust and mortgages, to which any of Borrower or any of its Subsidiaries are parties or by which any of them or any of their respective properties are bound, and (b) maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents which are acting or benefitting in any capacity in connection with this Agreement with Anti-Corruption Laws and applicable Sanctions. Without limiting the foregoing, Borrower and each of its Subsidiaries shall ensure that it will obtain and maintain all licenses, permits, certifications, registrations and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated.

Section 5.5 Payment of Obligations. Pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.6 Books and Records. Keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower and its Subsidiaries in conformity with GAAP.

Section 5.7 Visitation, Inspection, Etc. Permit any representative of Lender to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom,

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and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as Lender may reasonably request after reasonable prior notice to Borrower; provided, if a Default or an Event of Default has occurred and is continuing, no prior notice shall be required.

Section 5.8 Maintenance of Properties; Insurance.

(a)
Keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted;
(b)
Maintain with financially sound and reputable insurance companies not Affiliates of Borrower, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations in such amounts and with such deductibles as Lender may request;
(c)
At all times name Lender as additional insured on all liability policies and as loss payee on all property or casualty polices of Borrower and its Subsidiaries (which policies shall be endorsed or otherwise amended to include a customary lender's loss payable endorsement and to name Lender as additional insured or loss payee, in form and substance reasonably satisfactory to Lender); and
(d)
Cause all Real Property that constitutes Flood Hazard Property to be covered by flood insurance provided under the National Flood Insurance Program (or with private insurance endorsed to cause such private insurance to be fully compliant with the federal law as regards private placement insurance applicable to the National Flood Insurance Program, with financially sound and reputable insurance companies not Affiliates of Borrower), in such amounts and with such deductibles as Lender may request.

Section 5.9 Use of Proceeds. Use the proceeds of the Revolving Loan solely to provide financing for general corporate purposes, including acquiring investment assets, share buybacks and working capital; provided, however, that so long as there is no existing or expected future Default or Event of Default, up to $25,000,000.00 of the proceeds of the Revolving Loan may be used to fund growth capital of Borrower's insurance Subsidiaries. Without Lender's prior written consent, the Revolving Loan proceeds may not be used to meet any statutory reserve requirements for payments of claims or for the purchase of insurance policies.

Section 5.10 Additional Subsidiaries. If any Subsidiary is acquired or formed after the Effective Date, promptly notify Lender thereof and, if required by Lender for any material Subsidiary (as reasonably determined by Lender), (x) on the date of any such Acquisition of a Person constituting a Subsidiary and (y) within ten (10) Business Days (or such later date as Lender may agree in its sole discretion) after any such Subsidiary is formed, cause such Subsidiary to become a Guarantor. A Subsidiary shall become an additional Guarantor by executing and delivering to Lender a Guarantor Joinder Agreement in form and substance reasonably satisfactory to Lender, accompanied by (a) all other Loan Documents related thereto, and (b) certified copies of Organization Documents, appropriate authorizing resolutions of such Subsidiaries, and, if required by Lender, opinions of counsel acceptable to Lender and such other documents as Lender may reasonably request.

Section 5.11 Further Assurances.

(a) Capital Stock. Cause one hundred percent (100%) of the issued and outstanding

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Capital Stock in each Subsidiary owned by Borrower that owns Encumbered Real Estate that is Collateral to be subject at all times to a first priority, perfected Lien in favor of Lender pursuant to the terms of the applicable Collateral Documents (subject to Liens permitted by Section 7.2) and, in connection with the foregoing, deliver to Lender such other documentation as Lender may reasonably request, including any filings and deliveries to perfect such Liens, Organization Documents, resolutions and opinions of counsel, all in form, content and scope reasonably satisfactory to Lender.

(b)
Personal Property. Cause all personal property owned by each Loan Party to be subject at all times to first priority, perfected Liens in favor of Lender to secure the Obligations as required by the Collateral Documents (subject to Liens permitted by Section 7.2) and, in connection with the foregoing, deliver to Lender such other documentation as Lender may reasonably request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to Lender, provided that the pledge of Capital Stock in any Subsidiary shall be governed pursuant to the terms of Section 5.11(a).
(c)
Control Agreements. Cause each deposit account, disbursement account, investment account, cash management account, lockbox account or other account that is Collateral to be subject to a "with activation" or "springing" account control agreement in form and substance reasonably satisfactory to Lender (it being understood and agreed that Borrower shall have up to sixty (60) days after the Effective Date (or such later date as Lender may agree in its sole discretion) to cause any such accounts existing as of the Effective Date to become subject to such an account control agreement).
(d)
Real Property. Cause all Unencumbered Real Estate and Unimproved Raw Land that is Collateral and all Real Property acquired with proceeds of the Revolving Loan to be subject at all times to a valid and, subject to any filing and/or recording referred to herein, enforceable Lien in favor of Lender on, and security interest in, real property that is prior and superior in right to any other Lien in favor of Lender to secure the Obligations as required by the Collateral Documents (subject to Liens permitted by Section 7.2) and, in connection with the foregoing, deliver to Lender such documentation as Lender may reasonably request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, Real Property Security Documents and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to Lender.
(e)
Landlord Consents. Within sixty (60) days (or such later date as Lender may agree in its sole discretion) of (i) the Effective Date, with respect to leased office space locations of the Loan Parties existing on the Effective Date and (ii) the date a new leasehold interest in real property of office space is acquired by a Loan Party (or an existing lease is renewed or extended), use commercially reasonable efforts to deliver or cause to be delivered to Lender a duly executed landlord consent with respect to each leased location where material corporate books and records of any of the Loan Parties are maintained, which consents shall be in form and substance reasonably acceptable to Lender.

Section 5.12 Casualty and Condemnation. (a) Furnish to Lender prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or preceding for the taking of any material portion of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Cash Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied as directed by Lender.

4891-8586-8126.7

Section 5.13 Cash Management. Maintain all primary depository accounts and treasury management services of Borrower with Lender. In addition, Borrower shall collectively maintain a minimum average quarterly aggregate deposit balance with Lender in an amount equal to at least Fifty Million and No/100 Dollars ($50,000,000.00), to be tested quarterly for each previous quarterly period. Such balance will be calculated as including demand deposit and money market accounts of Borrower but shall not include certificates of deposit owned by Borrower.

Section 5.14 Subordination of Management Fees. Cause the payment of any and all management, consulting, operating partner or similar fees (collectively, the "Management Fees") payable by any Loan Party to any Person to be subordinated to the payment in full of the Obligations pursuant to a Management Fee Subordination Agreement in form and substance satisfactory to Lender.

ARTICLE VI

FINANCIAL COVENANTS

Borrower covenants and agrees, on a consolidated basis, that so long as the Revolving Loan Commitment has not expired or been terminated or any Obligation remains unpaid or outstanding, Borrower shall not:

Section 6.1 Minimum Tangible Net Worth. Permit Borrower's Minimum Tangible Net Worth as of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2022, to be less than $135,541,000.00 plus 50% of aggregate quarterly net income (determined on a consolidated basis without duplication in accordance with GAAP and for which purpose any net loss shall be deemed to be a net income of zero) of Borrower and its Subsidiaries for the Fiscal Quarter then ending.

Section 6.2 Debt-To-Capital Ratio. Permit Borrower's Debt-To-Capital Ratio to be greater than (i) 67.5% at the end of the Fiscal Quarter ending December 31, 2022 or at the end of any Fiscal Quarter thereafter through and including December 31, 2023 or (ii) 65% at the end of the Fiscal Quarter ending March 31, 2023 or at the end of any Fiscal Quarter thereafter through and including December 31, 2024.

Section 6.3 Authorized Control Level Risk Based Capital Ratio. Permit the Authorized Control Level Risk Based Capital Ratio of HCPCIC and TypTap to be less than 300% at the end of the Fiscal Year ending December 31, 2023 or at the end of any other Fiscal Year thereafter.

ARTICLE VII

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that so long as the Revolving Loan Commitment has not expired or been terminated or any Obligation remains unpaid or outstanding, no Loan Party shall, directly or indirectly:

Section 7.1 Indebtedness and Preferred Equity. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)
Indebtedness created pursuant to the Loan Documents;
(b)
Indebtedness of Borrower or any Loan Party existing on the date hereof and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that

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do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(c)
Guarantees by (i) Borrower of Indebtedness of Borrower or any Loan Party and (ii) by any Loan Party of Indebtedness of Borrower or any other Loan Party;
(d)
Other unsecured Indebtedness of Borrower or its Subsidiaries incurred from and after the Effective Date in an aggregate amount not to exceed $20,000,000.00 (the "Unsecured Indebtedness Cap"). For the avoidance of doubt, the Unsecured Indebtedness Cap will be in addition to any amount borrowed under the Revolving Loan, up to the maximum amount of the Revolving Loan; and
(e)
The Centerbridge Permitted Refinancing Indebtedness.

Section 7.2 Negative Pledge. Create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

(a)
Liens securing the Obligations pursuant to the Loan Documents;
(b)
Permitted Encumbrances;
(c)
any Liens on any property or assets of Borrower or any Loan Party existing on the Effective Date set forth on Schedule 7.2; provided, that such Lien shall not apply to any other property or asset of Borrower or any other Loan Party;
(d)
other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $250,000 at any time; provided that no such Lien shall extend to or cover any Collateral except Liens on Encumbered Real Estate that have been approved by Lender.

Section 7.3 Fundamental Changes. Merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or any line of business or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) Borrower or any Subsidiary may merge with a Person pursuant to an Acquisition if Borrower (or such Subsidiary if Borrower is not party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; provided that (x) if any party to such merger is a Guarantor, the Guarantor shall be the surviving Person and (y) any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.3, and (iii) Borrower or any of its Subsidiaries may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any other Loan Party.

Section 7.4 Intentionally Deleted.

Section 7.5 Restricted Payments. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment except that:

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(a)
so long as no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom, Borrower may declare or make, directly or indirectly: (i) dividends payable by Borrower solely in shares of any class of its common stock, (ii) Restricted Payments made by any Subsidiary to Persons that own Capital Stock in such Subsidiary, on a pro rata basis according to their respective holdings of the type of Capital Stock in respect of which such Restricted Payment is being made with any other shareholders if such Subsidiary is not wholly owned by Borrower and other wholly owned Subsidiaries and (iii) other Restricted Payments; provided, that, with respect to this clause (a)(iii) only, after giving effect to any such Restricted Payment on a Pro Forma Basis, Borrower and its Subsidiaries would be in compliance with the financial covenants in Article VI measured as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered hereunder;
(b)
Borrower may make Permitted Tax Distributions.

Section 7.6 Intentionally Deleted.

Section 7.7 Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Loan Parties, and

(a)
any Restricted Payment permitted by Section 7.5.

Section 7.8 Restrictive Agreements. Enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon the ability of Borrower or any of its Subsidiaries to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired.

Section 7.9 Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 7.10 Legal Name, State of Formation and Form of Entity. Without providing ten (10) days prior written notice to Lender (or such lesser period as Lender may agree), change its name, state of formation or form of organization.

Section 7.11 Amendment to Organizational Documents. Amend, modify or waive any of its rights in a manner materially adverse to Lender or any Loan Party under its Organization Documents, except in any manner that would not have an adverse effect on Lender, Borrower or any of its Subsidiaries.

Section 7.12 Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP.

Section 7.13 Government Regulation. (a) Be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with the Loan Parties, or (b) fail to provide documentary and other evidence of the identity of the Loan Parties as may be requested by Lender at any time to enable Lender

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to verify the identity of the Loan Parties or to comply with any applicable Law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

Section 7.14 Ownership of Loan Parties. Notwithstanding any other provisions of this Agreement to the contrary, Borrower will not, nor will Borrower permit any of the Loan Parties to (a) permit any Person (other than Borrower or any wholly owned Subsidiary) to own any Capital Stock of any Loan Party, except to qualify directors if required by applicable Law or (b) permit any Loan Party to issue or have outstanding any shares of preferred Capital Stock.

Section 7.15 Use of Proceeds.

(a)
Use any part of the proceeds of any Loan, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.
(b)
Request any Advance, or use or allow its respective directors, officers, employees and agents to use, the proceeds of any Advance (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party.

Section 7.16 Parent Guaranty. Amend the Parent Guaranty in any material respect or cause or permit the TypTap Articles to be amended in any material respect.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1 Events of Default. If any of the following events (each an "Event of Default") shall occur:

(a)
any Loan Party shall fail to pay any principal of or interest on the Revolving Loan within ten (10) days after the date when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or
(b)
any Loan Party shall fail to pay any fee or any other amount payable under this Agreement or any other Loan Document (other than principal and interest as discussed in Section 8.1(a)), when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten (10) days; or
(c)
any representation or warranty made or deemed made by or on behalf of Borrower or any Loan Party in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to Lender by any Loan Party, or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

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(d)
any Loan Party shall fail to observe or perform any covenant or agreement contained in Sections 5.1, 5.2, 5.3, 5.7, 5.8, 5.9, 5.10, 5.11, 5.13, 5.17 or 5.18; or
(e)
any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above) or any other Loan Document, and such failure shall remain unremedied for thirty (30) days after the earlier of (i) any officer of any Loan Party becomes aware of such failure, or (ii) notice thereof shall have been given to any Loan Party by Lender; provided, however, that if Borrower commences to cure such failure during the applicable cure period and is diligently and in good faith attempting to effect such cure, the cure period shall be extended for thirty (30) additional days, but in no event shall the cure period be longer than sixty (60) days in the aggregate (except that, notwithstanding the foregoing to the contrary, the cure period related to a breach of the financial covenants included in Article VI shall be sixty (60) days); or
(f)
Borrower or any other Loan Party (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or
(g)
Borrower or any Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 8.1, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for Borrower, any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or
(h)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or any Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar Law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for Borrower, any Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or
(i)
Borrower or any Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

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(j)
any judgment or order for the payment of money in excess of $250,000, individually or in the aggregate, shall be rendered against Borrower or any Loan Party, and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (y) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(k)
any non-monetary judgment or order shall be rendered against Borrower or any Loan Party that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(l)
the occurrence of a default under any Rate Management Agreement; or
(m)
any provision of any Collateral Document shall cease to be valid and binding on, or enforceable against, any Loan Party, or Lender shall not have or cease to have a valid and perfected Lien in the Collateral purported to be covered by the Collateral Documents; or
(n)
any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to give Lender any material part of the Liens purported to be created thereby; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(o)
any breach, violation or default under the Parent Guaranty or the occurrence of a "Liquidation Event" or a "Deemed Liquidation Event" with respect to Borrower or TypTap pursuant to Article 11 of the Parent Guaranty;

then, and in every such event (other than an event with respect to Borrower or any Subsidiary described in clause (g) or (h) of this Section 8.1) and at any time thereafter during the continuance of such event, Lender may, take any or all of the following actions, at the same or different times: (i) terminate the Revolving Commitment, whereupon the Revolving Commitment shall terminate immediately, (ii) declare the principal of and any accrued interest on the Revolving Loan, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at Law or in equity; and that, if an Event of Default specified in either clause (g) or (h) shall occur, the Revolving Commitment shall automatically terminate and the principal of the Revolving Loan then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

At the election of Lender, after the occurrence of an Event of Default and for so long as it continues, the Tranche Rate election will not be available to Borrower and as the Interest Periods for Tranche Rate Loans then in effect expire, such Advances shall be converted into Base Rate Loans.

Section 8.2 Application of Funds.

After the exercise of remedies provided for in Section 8.1 (or immediately after an Event of Default specified in either clause (g) or (h) of Section 8.1), any amounts received on account of the

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Obligations shall be applied by Lender in the following order:

(a)
first, to the reimbursable expenses of Lender incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;
(b)
second, to the fees and other reimbursable expenses of Lender then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;
(c)
third, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;
(d)
fourth, to the aggregate outstanding principal amount of the Revolving Loan and the Obligations, until the same shall have been paid in full; and
(e)
to the extent any proceeds remain, to Borrower or other parties lawfully entitled thereto.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

ARTICLE IX

THE GUARANTY

Section 9.1 The Guaranty. Each of the Guarantors hereby jointly and severally guarantees to Lender, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Each Guarantor hereby further agrees that if any of the Obligations is not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

Section 9.2 Obligations Unconditional. The obligations of the Guarantors under Section 9.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 9.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor

4891-8586-8126.7

shall have no right of subrogation, indemnity, reimbursement or contribution against Borrower or any other Guarantor for amounts paid under this Article IX until such time as the Obligations have been paid in full and the Revolving Commitment has expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)
at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(b)
any of the acts mentioned in any of the provisions of any of the Loan Documents or any other document relating to the Obligations shall be done or omitted;
(c)
the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other document relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)
any Lien granted to, or in favor of, Lender or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or
(e)
any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that Lender or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations or against any other Person under any other guarantee of, or security for, any of the Obligations.

Section 9.3 Reinstatement. The obligations of each Guarantor under this Article IX shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify Lender and each other holder of the Obligations on demand for all reasonable costs and expenses (including the fees, charges and disbursements of counsel) incurred by Lender or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

Section 9.4 Certain Additional Waivers. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of contribution pursuant to Section 9.6.

Section 9.5 Remedies. The Guarantors agree that, to the fullest extent permitted by Law, as between the Guarantors, on the one hand, and Lender on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 8.1 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 8.1) for purposes of Section 9.1

4891-8586-8126.7

notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 9.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.

Section 9.6 Rights of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantor under the Loan Documents and no Guarantor shall exercise such rights of contribution until the Obligations have been paid in full and the Revolving Commitment has terminated.

Section 9.7 Guarantee of Payment; Continuing Guarantee. The guarantee in this Article IX is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to the Obligations whenever arising.

Section 9.8 Credit Bids. The Guarantors agree that any judgment by Lender against Borrower in connection with the Loan Documents shall only be reduced by the amount of proceeds realized from the Collateral for the Revolving Loan that are actually received at any foreclosure sale of such Collateral, including but not limited to, amounts that may be credit-bid by Lender.

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices.

(a) Written Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To any Loan Party: HCI Group, Inc.

5300 W. Cypress Street, Suite 100

Tampa, Florida 33607

Attention: Gil Simon and Andrew Jakubowicz

With a copy to:

Brook Baker, Esquire

5300 W. Cypress Street, Suite 100

Tampa, Florida 33607

To Lender: Fifth Third Bank, National Association

38 Fountain Square Plaza

MD 1090RF

4891-8586-8126.7

Cincinnati, Ohio 45202

Attention: Michael Schaltz, Managing Director & SVP

Email: Michael.Schaltz@53.com

With a copy to:

Fifth Third Bank, National Association

222 South Riverside Plaza

Chicago, Illinois 60606

Attn: Dave Meier

Email: david.meier@53.com

And a copy to:

Bradley Arant Boult Cummings LLP

100 N. Tampa Street, Suite 2200

Tampa, Florida 33602

Attn: Stephanie Kane

Email: skane@bradley.com

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Business Day after the date deposited with such courier service for overnight (next-day) delivery or, if sent by telecopy, upon transmittal in legible form by facsimile machine or, if mailed, upon the third Business Day after the date deposited into the mail or, if delivered by hand, upon delivery; provided that notices delivered to Lender shall not be effective until actually received by such Person at its address specified in this Section. Any agreement of Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Borrower. Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice and Lender shall not have any liability to Borrower or other Person on account of any action taken or not taken by Lender in reliance upon such telephonic or facsimile notice. The obligation of Borrower to repay the Loan and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by Lender of a confirmation which is at variance with the terms understood by Lender to be contained in any such telephonic or facsimile notice.

(b) Electronic Communications. Notices and other communications to Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Lender, provided that the foregoing shall not apply to notices to Lender pursuant to Article II unless Lender has agreed to receive notices under such Section by electronic communication and has agreed to the procedures governing such communications. Lender or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless Lender otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such

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notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 10.2 Waiver; Amendments.

(a)
No failure or delay by Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between any Loan Party and Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by Law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether Lender may have had notice or knowledge of such Default or Event of Default at the time.
(b)
No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(c)
Upon notice to Borrower of the loss, theft, destruction or mutilation of the Note, Borrower will execute and deliver, in lieu thereof, a replacement note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in any of the Loan Documents to the Note shall be deemed to refer to such replacement note.

Section 10.3 Expenses; Indemnification.

(a)
Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of Lender, including the reasonable fees, charges and disbursements of counsel for Lender, in connection with the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including the reasonable fees, charges and disbursements of counsel for Lender and (ii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.3, or in connection with the Revolving Loan, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Loan.
(b)
Borrower shall indemnify Lender, and each related party of Lender (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted

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against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Revolving Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any actual or alleged Environmental Liability related in any way to Borrower or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, (v) any Taxes (including, without limitation, ad valorem taxes, sales taxes, documentary stamp taxes and intangible taxes), assessments, impositions and other charges imposed in respect of all or any portion of the Collateral, the Real Property, the Revolving Loan or the Loan Documents; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted (x) from the gross negligence or willful misconduct of such Indemnitee or (y) solely from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document.

(c)
To the extent permitted by applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, the Revolving Loan or the use of proceeds thereof.
(d)
All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.

Section 10.4 Assignments; Participations.

(a)
Without obtaining any consent of any of the Loan Parties, Lender (and any subsequent assignee of Lender) may (i) transfer and assign all or any of its rights or delegate any or all of its duties under this Agreement and/or the other Loan Documents, or (ii) grant participations in the Advances to Participants in accordance with Section 10.4(b). Lender may, without obtaining any consent of any of the Loan Parties, disclose to all prospective and actual assignees and Participants all financial, business and other information about the Loan Parties which Lender may possess at any time. For the avoidance of doubt, Lender may, without obtaining any consent of any of the Loan Parties, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.
(b)
Lender may at any time, without the consent of, or notice to, Borrower, sell to one or more Persons participating interests in its Advances, commitments or other interests hereunder (any such Person, a "Participant"). In the event of a sale by Lender of a participating interest to a Participant, (i) Lender's obligations hereunder shall remain unchanged for all purposes, (ii) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder, and (iii) all amounts payable by Borrower shall be

4891-8586-8126.7

determined as if Lender had not sold such participation and shall be paid directly to Lender, provided, however, notwithstanding the foregoing, Borrower hereby agrees that each Participant shall be entitled to the benefits of Section 2.6(f); provided, further, a Participant shall not be entitled to receive any greater payment under Section 2.6(f), with respect to any participation, than Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Law, regulation ruling, treaty or other action or doctrine of a Governmental Authority that occurs after the date the Participant acquired the applicable participation. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any letter of credit to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement. If Lender sells a participation to a Participant as provided under this Section 10.4(b), it shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Advances or other obligations under the Loan Documents (the "Participant Register"); provided, that Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive and binding absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Lender shall have no responsibility for maintaining a Participant Register.

(c)
None of the Loan Parties may assign, delegate or otherwise transfer any of their rights or other obligations hereunder or under any other Loan Document without the prior written consent of Lender.

Section 10.5 Governing Law; Jurisdiction; Consent to Service of Process.

(a)
This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the Law (without giving effect to the conflict of law principles thereof) of the State of Florida.
(b)
Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Middle District of Florida, and of any state court of the State of Florida and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or Florida state court or, to the extent permitted by applicable Law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or any other Loan Document shall

4891-8586-8126.7

affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)
Each Loan Party irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in clause (b) of this Section 10.5 and brought in any court referred to in clause (b) of this Section 10.5. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by Law.

Section 10.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.7 Right of Setoff. In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable Law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of Borrower at any time held or other obligations at any time owing by Lender to or for the credit or the account of Borrower against any and all Obligations held by Lender irrespective of whether Lender shall have made demand hereunder and although such Obligations may be unmatured.

Section 10.8 Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement and the other Loan Documents constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Document by facsimile transmission or by any other electronic imaging means (including .pdf), shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.

Section 10.9 Survival. All covenants, agreements, representations and warranties made by any Loan Party herein, in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other

4891-8586-8126.7

parties hereto and shall survive the execution and delivery of this Agreement and the making of any Advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Revolving Commitment has not expired or terminated. The provisions of Section 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Advances and the Revolving Commitment or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the Loan Documents, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Revolving Loan.

Section 10.10 Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11 Intentionally Deleted.

Section 10.12 Waiver of Effect of Corporate Seal. Each Loan Party represents and warrants to Lender that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Law, agrees that this Agreement is delivered by Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 10.13 Patriot Act. Lender hereby notifies the Loan Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow Lender to identify such Loan Party in accordance with the Patriot Act.

Section 10.14 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates' understanding that: (a) (i) the services regarding this Agreement provided by Lender are arm's-length commercial transactions between Borrower, each other Loan Party and their respective Affiliates, on the one hand, and Lender, on the other hand, (ii) Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (iii) Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrower, any other Loan Party, or any of their respective Affiliates, or any other Person and (ii) Lender has no obligation to Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Loan Parties and their respective Affiliates, and Lender has no obligation to disclose any of such

4891-8586-8126.7

interests to Borrower, any other Loan Party of any of their respective Affiliates. To the fullest extent permitted by Law, Borrower and the other Loan Parties hereby waive and release, any claims that it may have against Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.15 Electronic Execution of Assignments and Certain Other Documents. The words "execution," "signed," "signature," and words of like import in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law.

Section 10.16 Amendment Provisions.

(a)
Reaffirmation. Each of Borrower and each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents or any certificates, documents, agreements and instruments executed in connection therewith, (iii) affirms all of its obligations under the Loan Documents, (iv) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of the liens granted in or pursuant to the Loan Documents and (v) affirms that each of the liens granted in or pursuant to the Loan Documents are valid and subsisting.
(b)
Release of Claims. Borrower, Guarantors, and any other obligors, on behalf of themselves and their respective successors and assigns (collectively and individually, "Borrower Parties"), hereby fully, finally and completely RELEASE AND FOREVER DISCHARGE Lender and its successors, assigns, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, servicers, attorneys, agents and properties, past, present and future, and their respective heirs, successors and assigns (collectively and individually, "Lender Parties"), of and from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, debts, liens, actions and causes of action of any and every nature whatsoever, known or unknown, whether at law, by statute or in equity, in contract or in tort, under state or federal jurisdiction, and whether or not the economic effects of such alleged matters arise or are discovered in the future, which Borrower Parties have as of the date of this Agreement or may claim to have against Lender Parties arising out of or with respect to any and all transactions relating to the Loan or the Loan Documents occurring on or before the date of this Agreement, including any loss, cost or damage of any kind or character arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Lender Parties occurring on or before the date of this Agreement. The foregoing release is intended to be, and is, a full, complete and general release in favor of Lender Parties with respect to all claims, demands, actions, causes of action and other matters described therein, including specifically, without limitation, any claims, demands or causes of action based upon allegations of breach of fiduciary duty, breach of any alleged duty of fair dealing in good faith, economic coercion, usury, or any other theory, cause of action, occurrence, matter or thing which might result in liability upon Lender Parties arising or occurring on or before the date of this Agreement. Borrower Parties understand and agree that the foregoing general release is in consideration for the agreements of Lender contained herein and that they will receive no further consideration for such release.
(c)
Further Assurances. Borrower and Guarantors agree to cooperate, adjust, initial, re-execute and redeliver any and all documents including, but not limited to, any notes, loan documents, security agreements, financing statements, guarantees, deeds, affidavits and closing

4891-8586-8126.7

statements deemed necessary in the reasonable discretion of Lender to consummate or complete the transactions contemplated herein, to correct errors or to perfect Lender's liens or security interests.

(d) Ratification. Except as expressly modified hereby, the terms and conditions of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. All of the Collateral shall remain in all respects subject to the lien, charge and encumbrance of the Loan Documents, and, nothing herein contained and nothing done pursuant hereto shall affect the lien, charge or encumbrance of the Loan Documents or the priority thereof with respect to other liens, charges, encumbrances or conveyances, or release or affect the liability of any party or parties whomsoever who may now or hereafter be liable under or on account of the Loan Documents.

(Signature pages follow)

4891-8586-8126.7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HCI GRO INC., a Florida porp ratio

By:

Jam

Chief,Fmancial 0 icerBORROWER:

Signature Page to Amended and Restated Credit Agreement — Borrower

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GUARANTORS:HOMEOWNERS CHOICE MANAGERS, INC.,

a Florida corporation

GREENLEAF CAPITAL, LLC,

a Florida limited liability company

OMEGA INSURANCE AGENCY, INC.,

a Florida corporation

SOUTHERN ADMINISTRATION, INC.,

a Florida corporation

ENCLAVE SERVICES, INC.,

a Florida corporation

GATORS ON THE PASS HOLDINGS LLC,

a Florida limited liability company

JOHN'S PASS MARINA INVESTMENT HOLDINGS LLC,

a Florida limited liability company

PASS INVESTMENT HOLDINGS LLC,

a Florida limited liability company

TV INVESTMENT HOLDINGS LLC,

a Florida limited liability company

SILVER SPRINGS PROPERTY INVESTMENTS, LLC,

a Florida limited liability company

GRISTON CLAIM SERVICES, INC.,

a Florida corporation

HCPCI HOLDINGS, LLC,

a Florida limited liability company

BIG BEND LINCOLN SWC, LLC,

a Florida limited liability company

FMKT MEL OWNER LLC,

a Florida limited liability company

SORRENTO PBX, LLC,

a Florida limited liability company

CENTURY PARK HOLDINGS, LLC,

a Florida limited liability company

GULF TO BAY LM, LLC,

a Florida limited liability company

JP BEACH HOLDINGS LLC,

a Florida limited liability company

HCI INSURANCE ADMINISTRATION SERVICES, INC.,

a Florida corporation

WESTVIEW HOLDINGS, LLC,

a Florida limited liability

GRISTON CLAIM MANAGEMENT, INC.,

a Florida co ation

SAGE PRO' TY ADVISORS, 1_,LC,

a F ida lim liability company

ark Harmsworth, —

Chief Financial Officer

Signature Page to Amended and Restated Credit Agreement — Guarantors

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LENDER:

FIFTH THIRD BANK,

NATIONAL ASSOCIATION

By: c

Mich el J. S tz, Jr., its Managing Director & Senior Vice President

Signature Page to Amended and Restated Credit Agreement — Lender

SCHEDULE 4.15
SUBSIDIARIES

HCI GROUP, INC.

CREDIT AGREEMENT

Schedule 4.15

4891-8586-8126.7

SCHEDULE 4.17-1
REAL PROPERTY

Location Address	Assemblage? Parcel #		Acreage	Owner Entity
TREASURE ISLAND NORTH - PINELLAS COUNTY
EAST SIDE (BOCA CIEGA) PROPERTIES
12795 Kingfish Drive Treasure Island FL	Y	15-31-15-00000-440-0100	1.42	John's Pass Marina Investment Holdings, LLC
12783 Kingfish Drive Treasure Island FL	Y	15-31-15-00000-440-0300	0.69	Gators On The Pass Holdings, LLC
12781 Kingfish Drive Treasure Island FL	Y	15-31-15-00000-440-0400	2.38	Gators On The Pass Holdings, LLC
12766 Kingfish Drive Treasure Island FL	Y	15-31-15-17825-001-0010	0.89	Gators On The Pass Holdings, LLC
12725 Kingfish Drive Treasure Island FL	Y	15-31-15-17784-003-0080	0.67	Pass Investment Holdings, LLC
12714 Lagoon Lane Treasure Island FL	Y	15-31-15-17784-003-0110	0.18	Pass Investment Holdings, LLC
12712 Lagoon Lane Treasure Island FL	Y	15-31-15-17784-003-0120	0.12	Pass Investment Holdings, LLC
12708 Lagoon Lane Treasure Island FL	Y	15-31-15-17784-003-0130	0.12	Pass Investment Holdings, LLC
12704 Lagoon Lane Treasure Island FL	Y	15-31-15-17784-003-0140	0.12	Pass Investment Holdings, LLC
12700 Lagoon Lane Treasure Island FL	Y	15-31-15-17784-003-0150	0.11	Pass Investment Holdings, LLC
110 127th Avenue Treasure Island FL	Y	15-31-15-17784-003-0170	0.08	Pass Investment Holdings, LLC
112 127th Avenue Treasure Island, FL	Y	15-31-15-17784-003-0160	0.15	Pass Investment Holdings, LLC
121 127th Avenue Treasure Island FL	Y	15-31-15-17784-005-0100	0.08	JP Beach Holdings, LLC
12609 Gulf Blvd Treasure Island FL	Y	15-31-15-17790-001-0010	0.19	Pass Investment Holdings, LLC
12601 Gulf Blvd Treasure Island FL	Y	15-31-15-17784-005-0010	0.11	Pass Investment Holdings, LLC
127 126th E Avenue Treasure Island FL	Y	15-31-15-17784-007-0050	0.07	Pass Investment Holdings, LLC
12531 Gulf Blvd Treasure Island FL	Y	15-31-15-17784-007-0040	0.08	Pass Investment Holdings, LLC
12505 Gulf Blvd Treasure Island FL	Y	15-31-15-17784-007-0020	0.19	Pass Investment Holdings, LLC
12501 Gulf Blvd Treasure Island FL	Y	15-31-15-17784-007-0010	0.09	Pass Investment Holdings, LLC

WEST SIDE (GULFSIDE) PROPERTIES
12765 Sunshine Lane Treasure Island FL	Y	15-31-15-76240-000-0000	0.84	JP Beach Holdings, LLC
TIERRA VERDE GATEWAY - PINELLAS COUNTY
HIGH & DRY / RETAIL CENTER
100 Pinellas Bayway S. St. Petersburg FL	Y	17-32-16-90828-000-0040	2.82	TV Investment Holdings, LLC
128 Pinellas Bayway S. St. Petersburg FL	Y	17-32-16-90828-023-0010	4.26	TV Investment Holdings, LLC

CLEARWATERS LUCKY'S MARKET - PINELLAS COUNTY

2170 Gulf to Bay Blvd Clearwater FL	N	13-29-15-00000-140-0500	6.09	Gulf to Bay LM, LLC

CYPRESS COMMONS - HILLSBOROUGH COUNTY

5300 W. Cypress St Tampa FL	N	A-20-29-18-3KY-000000-00001.0	3.55	HCPCI Holdings, LLC

CENTURY PARK - HILLSBOROUGH COUNTY

1000 Century Park Dr Tampa FL	N	A-17-29-18-3JY-000001-00055.0	5.24	Century Park Holdings, LLC

RIVERVIEW STATION - HILLSBOROUGH COUNTY

10165 Big Bend Rd Riverview FL	Y	U-18-31-20-ZZZ-000003-15100.2	1.42	Big Bend Lincoln SWC, LLC
10185 Big Bend Rd Riverview FL	Y	U-18-31-20-ZZZ-000003-15100.3	1.15	Big Bend Lincoln SWC, LLC

SORRENTO HILLS VILLAGE - LAKE COUNTY

OUTPARCELS
State Road 44 Eustis FL	N	12-19-27-190000C00003	1.22	Sorrento PBX, LLC
Tuscany Ave Eustis FL	N	12-19-27-190000C00004	1.19	Sorrento PBX, LLC
Tuscany Ave Eustis FL	N	12-19-27-190000C00005	1.14	Sorrento PBX, LLC
Tuscany Ave Eustis FL	N	12-19-27-190000C00006	0.66	Sorrento PBX, LLC

SILVER SPRINGS - MARION COUNTY

3001 Maricamp Rd Ocala FL	N	29505-010-01	1.57	Silver Springs Property Investments, LLC

PINEDA LANDINGS - BREVARD COUNTY

OUTPARCELS
Not Assigned	N	26-36-13-WH-A-6	0.99	FMKT MelOwner, LLC

WESTVIEW - HILLSBOROUGH COUNTY

402 N. Reo St. Tampa, FL	Y	A-19-29-18-3K5-000003-00001.0	8	Westview Holdings, LLC
402 N. Reo St. Tampa, FL	Y	A-19-29-18-ZZZ-000005-49390.0	1.05	Westview Holdings, LLC

48.93

HCI GROUP, INC.

CREDIT AGREEMENT

Schedule 4.17-1

4891-8586-8126.7

SCHEDULE 4.17-2

	Company Name	Jurisdiction of Incorporation	Chief Executive Office	FEIN	Organizational ID Number
Borrower	HCI Group, Inc.	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	20-5961396	P06000148652
Corporate Guarantors	Homeowners Choice Managers, Inc.	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	20-5961438	P06000148654

	Omega Insurance Agency, Inc.	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	45-5011464	P12000033237
	Southern Administration, Inc.	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	26-1094827	P07000103564

	Enclave Services, Inc.	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	82-2085342	P17000054843
	HCI Insurance Administration Services, Inc.	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	35-2646744
	Griston Claim Management, Inc.	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	84-4239005
	Griston Claim Services, Inc.	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	83-1614364	P18000069373
LLC Guarantors	Greenleaf Capital, LLC	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	45-1292300	L11000037797
	Gators on the Pass Holdings LLC	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	45-4804547	L12000037365
	John's Pass Marina Investment Holdings LLC	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	45-4804727	L12000037376
	Pass Investment Holdings LLC	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	45-4804890	L12000037370
	TV Investment Holdings LLC	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	45-1746038	L11000043412
	Silver Springs Property Investments, LLC	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	37-1714125	L12000140324
	HCPCI Holdings LLC	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	27-2292362	L10000037693
	Big Bend Lincoln SWC, LLC	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	47-3742946	L15000057930
	FMKT Mel Owner LLC	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	47-1864004	L14000141683
	Sorrento PBX, LLC	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	61-1776369	L15000201752
	Century Park Holdings, LLC	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	38-4049380	L17000200125
	Gulf to Bay LM, LLC	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	38-0568867	L18000100536
	JP Beach Holdings LLC	Florida	3802 Coconut Palm Drive,	45-4804435	L12000037362

Tampa, FL 33619
Sage Property Advisors, LLC	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	85-1681072	L20000170149
Westview Holdings, LLC	Florida	3802 Coconut Palm Drive, Tampa, FL 33619	36-4931002	L19000050647

HCI GROUP, INC. CREDIT AGREEMENT

Schedule 4.17-2

4891-8586-8126.7

SCHEDULE 7.1

INDEBTEDNESS

Loan Party	Maturity Date	Face Value
4.25% Convertible senior notes	March 1, 2037	~$20,000,000 outstanding
4.75% Convertible senior notes	March 1, 2042	$172,500,000
4.55% Promissory note	August 1, 2036	$6,000,000

HCI GROUP, INC. CREDIT AGREEMENT

Schedule 7.1

4891-8586-8126.7

SCHEDULE 7.2

LIENS

Lien	Maturity Date	Face Value
Mortgage, Security Agreement, Absolute Assignment of Leases and Rents and Fixture Filing by and between Century Park Holdings, LLC and Woodmen of the World Life Insurance Society	August 1, 2036	$6,000,000

HCI GROUP, INC. CREDIT AGREEMENT

Schedule 7.2

4891-8586-8126.7